As filed with the Securities and Exchange Commission on December 7, 2017

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HYPGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	2520	37-1780402
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1999 Avenue of the Stars, Suite 1100

Century City, California 90067

(424) 253-1210

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

McCoy Moretz
Chief Executive Officer

HypGen Inc
1999 Avenue of the Stars, Suite 1100

Century City, California 90067

Telephone No.: (310) 770-5521

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Steven J. Davis, Esq.

SD Law Group APC

10531 4S Commons Drive, B464
San Diego, California 92127

Telephone No: (619) 7882383

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 par value per share	7,000,000	$1.00	$7,000,000	$871.50

(1) We are registering 7,000,000 shares of our common stock that we will put to GHS Investments, LLC, a Nevada limited liability company, pursuant to that certain Equity Purchase Agreement (the “GHS Purchase Agreement”). The GHS Purchase Agreement was entered into on November 13, 2017. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the GHS Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of 80% of the most recent closing price of the common stock of the registrant as reported on the OTC Markets on December 5, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 7, 2017

7,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 7,000,000 shares of common stock of HypGen Inc (“we” or the “Company”), par value $0.001 per share, issuable to GHS Investments, LLC (“GHS”) pursuant to that certain Equity Purchase Agreement between the Company and GHS dated November 13, 2017 (the “GHS Purchase Agreement”). The GHS Purchase Agreement permits us to “put” up to $7,000,000 in shares of our common stock to GHS over a period of up to twenty-four (24) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by GHS. GHS is deemed an underwriter for our common stock.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. GHS is paying for all registration, listing and qualification fees, printing fees and legal fees.

Our common stock is quoted on the OTC Markets under the ticker symbol “HPGN.” On December 5, 2017, the most recent closing price of our common stock was $1.00 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December 7, 2017

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of HypGen Inc (referred to herein as the “Company,” “HypGen,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements before making an investment decision.

Business Overview

We were incorporated under the laws of the State of Nevada on March 26, 2015 under the name “Asset Solutions Inc.” From March 26, 2015 to January 25, 2017, the Company was in distribution of office chair products. Beginning on January 25, 2017, the Company changed its name to “Mega Bridge Inc.” a real estate development company specializing in undeveloped land. Beginning on June 28, 2017 the company acquired bio-pharmaceutical intellectual property for the treatment of Parkinson’s disease (PD) and is entering into Phase II clinical trials. The goal is to perfect this indication for marketing purposes for distribution world-wide. On July 18, 2017, as a consequence of our new business direction, the Company changed its name to HypGen Inc (“HypGen” or “the Company”).

Investment Agreement with GHS

On November 13, 2017, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Purchase Agreement, GHS committed to purchase up to $7,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 9.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest closing price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted.

In connection with the GHS Purchase Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Purchase Agreement within 30 days after the date of the GHS Purchase Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Purchase Agreement.

The 7,000,000 shares to be registered herein represent 5.15% of the shares then issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 7,000,000 shares to be registered herein represent 18.4 % of the shares issued and outstanding held by non-affiliates of the Company.

At an assumed purchase price of $0.80 (equal to 80% of the closing price of our common stock of $1,00 on November 13, 2017), we will be able to receive up to $5,600,000 in gross proceeds, assuming the sale of the entire 7,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement. Accordingly, we would be required to register 1,750,000 additional shares to obtain the balance of $1,400,000 under the GHS Purchase Agreement at an assumed purchase price of $0.80 per share. We are currently authorized to issue 2,000,000,000 shares of our common stock. GHS has agreed to refrain from holding an amount of shares which would result in GHS owning more than 9.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the GHS Purchase Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

GHS will periodically purchase our common stock under the GHS Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to GHS to raise the same amount of funds, as our stock price declines.

Because our ability to draw down any amounts under the GHS Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $7,000,000 under the GHS Purchase Agreement. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the GHS Purchase Agreement.

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Where You Can Find Us

Our principal office is located at 1999 Avenue of the Stars, Century City, California 90067. Our telephone number is (424) 253-1210.

THE OFFERING

Common stock offered by Selling Stockholder	7,000,000 shares of common stock.
Common stock outstanding before the offering	135,800,000 shares of common stock as of December 5, 2017
Common stock outstanding after the offering	142,800,000 shares of common stock.
Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the GHS Purchase Agreement. The proceeds received under the GHS Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.
OTC Pink Trading Symbol	HPGN
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

We are a development stage company and may never commercialize any of our products or services or earn a profit.

We are a development stage company in the business of developing treatments for Parkinson’s disease (PD). We currently have no products ready for commercialization, have not generated any revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our technology. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from our technology or attain profitability, we will not be able to sustain operations. Because of the numerous risks and uncertainties associated with developing and commercializing our technology, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our common stock. An investor in our common stock must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of medical treatments. We may never successfully commercialize our technology, and our business may fail.

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We will need to raise substantial additional capital to commercialize our technology, and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development programs or collaboration efforts.

As of the date of this Prospectus, we have limited cash resources. Due to our expectation that we will continue to incur losses in the future, we will be required to raise additional capital to complete the development and commercialization of our technology. During the next 12 months and potentially thereafter, we will have to raise additional funds to continue the development and commercialization of our technology. When we seek additional capital, we may seek to sell additional equity and/or debt securities or to obtain a credit facility, which we may not be able to do on favorable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our technologies, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our ability to successfully commercialize our technology will depend largely upon the extent to which third-party payors reimburse the costs for our treatment in the future. Physicians and patients may decide not to order our products unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid pay a substantial portion of the price of the treatment. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that our product candidates are:

• not experimental or investigational;

• effective;

• medically necessary;

• appropriate for the specific patient;

• cost-effective;

• supported by peer-reviewed publications; and

• included in clinical practice guidelines.

Market acceptance, sales of products based upon our technology, and our profitability may depend on reimbursement policies and health care reform measures. Several entities conduct technology assessments of medical treatments and provide the results of their assessments for informational purposes to other parties. These assessments may be used by third-party payors and health care providers as grounds to deny coverage for a treatment or procedure. The levels at which government authorities and third-party payors, such as private health insurers and health maintenance organizations, may reimburse the price patients pay for such products could affect whether we are able to commercialize our products. Our technology may receive negative assessments that may impact our ability to receive reimbursement of the treatment. Since each payor makes its own decision as to whether to establish a policy to reimburse a treatment, seeking these approvals may be a time-consuming and costly process. We cannot be sure that reimbursement in the U.S. or elsewhere will be available for any of our products in the future. If reimbursement is not available or is limited, we may not be able to commercialize our products.

If we are unable to obtain reimbursement approval from private payors and Medicare and Medicaid programs for our product candidates, or if the amount reimbursed is inadequate, our ability to generate revenues could be limited. Even if we are being reimbursed, insurers may withdraw their coverage policies or cancel their contracts with us at any time, stop paying for our treatment or reduce the payment rate for our treatment, which would reduce our revenue.

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Even if approved, our product candidates may not achieve broad market acceptance among physicians, patients and healthcare payors, and as a result our revenues generated from their sales may be limited.

The commercial success of our products will depend upon its acceptance among the medical community, including physicians, health care payors and patients. The degree of market acceptance of our current or future product candidates will depend on a number of factors, including:

• limitations or warnings contained in our product candidates’ FDA-approved labeling;

• changes in the standard of care or availability of alternative therapies at similar or lower costs for the targeted indications for any of our product candidates;

• limitations in the approved clinical indications for our product candidates;

• demonstrated clinical safety and efficacy compared to other products;

• lack of significant adverse side effects;

• sales, marketing and distribution support;

• availability of reimbursement from managed care plans and other third-party payors;

• timing of market introduction and perceived effectiveness of competitive products;

• the degree of cost-effectiveness;

• availability of alternative therapies at similar or lower cost, including generics and over-the-counter products;

• the extent to which our product candidates are approved for inclusion on formularies of hospitals and managed care organizations;

• whether our product candidates are designated under physician treatment guidelines for the treatment of the indications for which we have received regulatory approval;

• adverse publicity about our product candidates or favorable publicity about competitive products;

• convenience and ease of administration of our product candidates; and

• potential product liability claims.

If our product candidates are approved, but do not achieve an adequate level of acceptance by physicians, patients, the medical community and healthcare payors, sufficient revenue may not be generated from these products and we may not become or remain profitable. In addition, efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may never be successful.

If our potential treatments are unable to compete effectively with current and future treatments targeting similar markets as our potential products, our commercial opportunities will be reduced or eliminated.

The medical treatment industry for HL is intensely competitive and characterized by rapid technological progress. In each of our potential product areas, we face significant competition from large biotechnology, medical diagnostic and other companies. The technologies associated with the medical industry are evolving rapidly and there is intense competition within such industry. Certain companies have established technologies that may be competitive to our technology and any future products that we develop. Some of these competing companies may use different approaches or means to obtain results, which could be more effective or less expensive than our treatments. Moreover, these and other future competitors have or may have considerably greater resources than we do in terms of technology, sales, marketing, commercialization and capital resources. These competitors may have substantial advantages over us in terms of research and development expertise, experience in clinical studies, experience in regulatory issues, brand name exposure and expertise in sales and marketing as well as in operating central laboratory services. Many of these organizations have financial, marketing and human resources greater than ours; therefore, there can be no assurance that we can successfully compete with present or potential competitors or that such competition will not have a materially adverse effect on our business, financial position or results of operations.

Since our technology is under development, we cannot predict the relative competitive position of any product based upon the technology. However, we expect that the following factors will determine our ability to compete effectively: safety and efficacy; product price; turnaround time; ease of administration; performance; reimbursement; and marketing and sales capability.

If our clinical studies do not prove the superiority of our technologies, we may never sell our products and services.

The results of our clinical studies may not show that treatment results using our technology are superior to existing treatment. In that event, we will have to devote significant financial and other resources to further research and development, and commercialization of products using our technologies will be delayed or may never occur.

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At present, our success depends solely on the successful development and commercialization of our compound in development, which cannot be assured .

We are focused on the development of the RP-323 compound, a naturally occurring compound that has a number of properties that are uniquely suited for the treatment of patients with PD and in stimulating white blood cells. The successful commercialization of this product candidate, either by us or by strategic partners, is crucial for our success. Our proposed products and their potential applications are in an early stage of clinical and manufacturing/process development and face a variety of risks and uncertainties. Principally, these risks include the following:

• clinical trial results may show that our product candidates are not well tolerated by recipients at its effective doses or are not efficacious;

• future clinical trial results may be inconsistent with testing results obtained to-date;

• even if our product candidates are shown to be safe and effective for their intended purposes, we may face significant or unforeseen difficulties in obtaining or manufacturing sufficient quantities at reasonable prices or at all;

• even if our product candidates are successfully developed, commercially produced and receive all necessary regulatory approvals, there is no guarantee that there will be market acceptance of our products; and

• our ability to complete the development and commercialization of our product candidates for their intended use is substantially dependent upon our ability to raise sufficient capital or to obtain and maintain experienced and committed partners to assist us with

• obtaining clinical and regulatory approvals for, and the manufacturing, marketing and distribution of, our products;

• our competitors may develop therapeutics or other treatments which are superior or less costly than our own with the result that our product candidates, even if they are successfully developed, manufactured and approved, may not generate sufficient revenues to offset the development and manufacturing costs of our product candidates.

If we are unsuccessful in dealing with any of these risks, or if we are unable to successfully commercialize our cancer-targeting technologies for some other reason, our business, prospects, financial condition, and results of operations may be adversely affected.

The failure to complete development of our technology, to obtain government approvals, including required FDA approvals, or to comply with ongoing governmental regulations could prevent, delay or limit introduction or sale of proposed products and result in failure to achieve revenues or maintain our ongoing business .

Our research and development activities and the manufacture and marketing of our intended products are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the U.S. and abroad. Before receiving clearance to market our proposed products by the FDA, we will have to demonstrate that our products are safe and effective for the patient population for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacturing, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, clinical trials and regulatory approval can take many years to accomplish and require the expenditure of substantial financial, managerial and other resources.

In order to be commercially viable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute our technologies. This includes meeting a number of critical developmental milestones including:

• demonstrating benefit from delivery of each specific drug for specific medical indications;

• demonstrating through clinical trials that each drug is safe and effective; and

• demonstrating that we have established viable Good Manufacturing Practices capable of potential scale-up.

The timeframe necessary to achieve these developmental milestones may be long and uncertain, and we may not successfully complete these milestones for any of our intended products in development.

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In addition to the risks previously discussed, our technology is subject to developmental risks that include the following:

• uncertainties arising from the rapidly growing scientific aspects of drug therapies and potential treatments;

• uncertainties arising as a result of the broad array of alternative potential; and

• expense and time associated with the development and regulatory approval of treatments for PD and other conditions.

In order to conduct the clinical trials that are necessary to obtain approval by the FDA to market a product, it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because we or our clinical investigators do not follow the FDA’s requirements for conducting clinical trials. If any of our trials are halted, we will not be able to obtain FDA approval until and unless we can address the FDA’s concerns. If we are unable to receive clearance to conduct clinical trials for a product, we will not be able to achieve any commercial revenue from such product in the U.S. as it is illegal to sell any drug for use in humans in the U.S. without FDA approval. Even if we do ultimately receive FDA approval for any of our products, these products will be subject to extensive ongoing regulation, including regulations governing manufacturing, labeling, packaging, testing, dispensing, prescription and procurement quotas, record keeping, reporting, handling, shipment and disposal of any such drug. Failure to obtain and maintain required registrations or to comply with any applicable regulations could further delay or preclude development and commercialization of our drugs and subject us to enforcement action.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

In order to receive regulatory approval for the commercialization of our products, we must conduct, at our own expense, extensive clinical trials to demonstrate safety and efficacy of these product candidates. Clinical testing is expensive, it can take many years to complete and its outcome is uncertain. Failure can occur at any time during the clinical trial process. The Company estimates the budget for reaching market approval for the treatment of HL to be $20 million if our products are conferred “orphan drug” status by the FDA or $40 million or more in the absence of such “orphan drug” status. We may experience delays in clinical testing of our product candidates. We do not know whether planned clinical trials will begin on time, will need to be redesigned or will be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays in obtaining regulatory approval to commence a trial, in reaching agreement on acceptable clinical trial terms with prospective sites, in obtaining institutional review board approval to conduct a trial at a prospective site, in recruiting patients to participate in a trial or in obtaining sufficient supplies of clinical trial materials. Many factors affect patient enrollment, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new drugs approved for the conditions we are investigating. Prescribing physicians will also have to decide to use our product candidates over existing drugs that have established safety and efficacy profiles. Any delays in completing our clinical trials will increase our costs, slow down our product development and approval process and delay our ability to generate revenue.

In addition, prior results of Phase I clinical trials of our product candidates do not necessarily predict the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. The data collected from clinical trials of our product candidates may not be sufficient to support the submission of a new drug application or to obtain regulatory approval in the United States or elsewhere. Because of the uncertainties associated with drug development and regulatory approval, we cannot determine if or when we will have an approved product for commercialization or achieve sales or profits. Our clinical trials may not demonstrate sufficient levels of efficacy necessary to obtain the requisite regulatory approvals for our drugs, and our proposed drugs may not be approved for marketing.

We expect to rely heavily on orphan drug status to develop and commercialize our product candidates, but our orphan drug designations may not confer marketing exclusivity or other expected commercial benefits.

We expect to rely on “orphan drug” exclusivity for our product candidates. Orphan drug status confers seven years of marketing exclusivity under the Federal Food, Drug, and Cosmetic Act, and up to ten years of marketing exclusivity in Europe for a particular product in a specified indication. For any product candidate for which we have been or will be granted orphan drug designation in a particular indication, it is possible that another company also holding orphan drug designation for the same product candidate will receive marketing approval for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s period of exclusivity expires. Even if we are the first to obtain marketing authorization for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during the seven-year period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product, or if the later product is deemed a different product than ours. Further, the seven-year marketing exclusivity would not prevent competitors from obtaining approval of the same product candidate as ours for indications other than those in which we have been granted orphan drug designation, or for the use of other types of products in the same indications as our orphan product, or during such seven-year period for other indications.

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We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidates.

Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical trial patients. Administering any product candidates to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying further development or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects as a result of participating in our clinical trials.

We depend on third-party contractors for a substantial portion of our operations and may not be able to control their work as effectively as if we performed these functions ourselves.

We outsource substantial portions of our operations to third-party service providers, including the conduct clinical trials, collection and analysis of data, and manufacturing. Our agreements with third-party service providers and contract research organizations are on a study-by-study and project-by-project basis. Any contractor that we retain will be subject to FDA and foreign regulatory requirements and similar standards outside of the United States and Europe and we do not have control over compliance with these regulations by these providers. Consequently, if these providers do not adhere to applicable governing practices and standards, the development and commercialization of our product candidates could be delayed or stopped, which could severely harm our business and financial condition.

Because we have relied on third parties, our internal capacity to perform these functions is limited to management oversight. Outsourcing these functions involves the risk that third parties may not perform to our standards, may not produce results in a timely manner or may fail to perform at all. Although we have not experienced any significant difficulties with our third-party contractors, it is possible that we could experience difficulties in the future. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated. There are a limited number of third-party service providers that specialize or have the expertise required to achieve our business objectives. Identifying, qualifying and managing performance of third-party service providers can be difficult, time consuming and cause delays in our development programs. We currently have a small number of employees, which limits the internal resources we have available to identify and monitor third-party service providers. To the extent we are unable to identify, retain and successfully manage the performance of third-party service providers in the future, our business may be adversely affected, and we may be subject to the imposition of civil or criminal penalties if their conduct of clinical trials violates applicable law.

We are exposed to product and clinical liability risks that could create a substantial financial burden should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. In addition, the use, in our clinical trials, of pharmaceutical products that we or our current or potential collaborators may develop and then subsequently sell may cause us to bear a portion of or all product liability risks. While we intend to carry an insurance policy covering liability incurred in connection with such claims should they arise, there can be no assurance that we will be able to obtain insurance or that our insurance will be adequate to cover all situations. Moreover, there can be no assurance that such insurance if obtained, or additional insurance, if required, will be available in the future or, if available, will be available on commercially reasonable terms. A successful product liability claim or series of claims brought against us could have a material adverse effect on our business, prospects, financial condition and results of operations.

Due to our limited marketing, sales and distribution experience, we may be unsuccessful in our efforts to sell our proposed products, enter into relationships with third parties or develop a direct sales organization.

We have not established marketing, sales or distribution capabilities for our proposed products. Until such time as our proposed products are further along in the development process, we will not devote any meaningful time and resources to this effort. At the appropriate time, we will determine whether we will develop our own sales and marketing capabilities or enter into agreements with third parties to sell our products. We have limited experience in developing, training or managing a sales force. If we choose to establish a direct sales force, we may incur substantial additional expenses in developing, training and managing such an organization. We may be unable to build a sales force on a cost-effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

If we choose to enter into agreements with third parties to sell our proposed products, we may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors.

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We may be unable to engage qualified distributors. Even if engaged, these distributors may:

• fail to adequately market our products;

• fail to satisfy financial or contractual obligations to us;

• offer, design, manufacture or promote competing products; or

• cease operations with little or no notice.

If we fail to develop sales, marketing and distribution channels, we would experience delays in product sales and incur increased costs, which would have a material adverse effect on our business, prospects, financial condition, and results of operation.

If we are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage.

We will rely on patent protection as well as a combination of copyright and trade secret protection, and other contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to protect our intellectual property, we will be unable to prevent third parties from using our technologies and they will be able to compete more effectively against us. We cannot assure you that the patent issued to us will not be challenged, invalidated or held unenforceable. We cannot guarantee you that we will be successful in defending challenges made in connection with our patent and any future patent applications. In addition to our patent and any future patent applications, we will rely on contractual restrictions to protect our proprietary technology. We will require our employees and third parties to sign confidentiality agreements and employees to also sign agreements assigning to us all intellectual property arising from their work for us. Nevertheless, we cannot guarantee that these measures will be effective in protecting our intellectual property rights.

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Our financial statements have been prepared assuming that the Company will continue as a going concern.

We have generated losses to date and have limited working capital. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report included herein. If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We have had operating losses since inception, and we currently are not profitable; and we may never achieve profitability.

For the fiscal year ended May 31, 2017, we had a net loss of $205,287 and an accumulated deficit of $236,905. For the fiscal year ended May 31, 2016, we had a net loss of $46,061 and an accumulated deficit of $46,061. We have had and we expect to continue to have losses in the near term and have relied and will rely on capital funding to support our operations in the near future. To date, such capital funding has been limited in amount. Because we are at the development stage of our products, we do not expect that they will generate revenues sufficient to cover the costs of our operations in the nearer and medium term. We cannot predict whether or not we will ever become profitable or be able to continue to find capital to support our development and business plan.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Capital Market Risks

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

At an assumed purchase price of $.80 (equal to 80% of the closing price of our common stock of $1.00 on November 13, 2017), we will be able to receive up to $7,000,000 in gross proceeds, assuming the sale of the entire 7,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement. Accordingly, we would be required to register 1,750,000 additional shares to obtain the balance of $1,400,000 under the GHS Purchase Agreement at an assumed purchase price of $0.80 per share. We are currently authorized to issue 2,000,000,000 shares of our common stock. GHS has agreed to refrain from holding an amount of shares which would result in GHS owning more than 9.99% of the then-outstanding shares of our common stock at any one time.

In addition, we anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors' investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company's common stock could seriously decline in value.

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GHS will pay less than the then-prevailing market price for our common stock.

The Common Stock to be issued to GHS pursuant to the GHS Purchase Agreement will be purchased at a 20% discount to the lowest close price of our Common Stock during the ten (10) consecutive trading days immediately after GHS receives our notice of sale. GHS has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If GHS sells the shares, the price of our Common Stock could decrease. If our stock price decreases, GHS may have a further incentive to sell the shares of our Common Stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the GHS Purchase Agreement.

Pursuant to the GHS Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our Common Stock to GHS at a price equal to a discount to the lowest volume weighted average price of the common stock for the ten (10) consecutive trading days after GHS receives our notice of sale. Because the put price is lower than the prevailing market price of our Common Stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 7,000,000 shares of common stock to be issued under the GHS Purchase Agreement. The sales of such shares could depress the market price of our common stock.

We are registering an aggregate of 7,000,000 shares of Common Stock under the registration statement of which this prospectus is a part, pursuant to the GHS Purchase Agreement. Notwithstanding GHS’s ownership limitation, the 7,000,000 shares would represent approximately 5.15% of our shares of Common Stock outstanding immediately after our exercise of the put right under the GHS Purchase Agreement (based on the number of outstanding shares as of November 13, 2017). The sale of these shares into the public market by GHS could depress the market price of our Common Stock.

We may not have access to the full amount available under the GHS Purchase Agreement.

Our ability to draw down funds and sell shares under the GHS Purchase Agreement requires that this resale registration statement be declared effective and continue to be effective. This registration statement registers the resale of 7,000,000 shares issuable under the GHS Purchase Agreement, and our ability to sell any remaining shares issuable under the GHS Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of Common Stock to GHS under the GHS Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the GHS Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to GHS. Accordingly, because our ability to draw down any amounts under the GHS Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $7,000,000 under the GHS Purchase Agreement. We believe that it is likely that we will be able to drawn down on the full amount of the Agreement, however, prior to drawing down on the full amount, we may not be able to draw down on the full amount without filing an amendment to our Articles of Incorporation to increase the Company’s authorized shares of common stock. Pursuant to state law, the filing of the amendment to increase the authorized shares of common stock may require board and shareholder approval. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the GHS Purchase Agreement.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the GHS Purchase Agreement, and as such, GHS may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

GHS has agreed, subject to certain exceptions listed in the GHS Purchase Agreement, to refrain from holding an amount of shares which would result in GHS or its affiliates owning more than 9.99% of the then-outstanding shares of our Common Stock at any one time. These restrictions, however, do not prevent GHS from selling shares of Common Stock received in connection with a put, and then receiving additional shares of Common Stock in connection with a subsequent put. In this way, GHS could sell more than 9.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 9.99% at one time.

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The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock.

Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange.

Although we may apply to list our common stock on NASDAQ or the NYSE MKT in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. If our common stock begins trading, until such time as we would qualify for listing on NASDAQ, the NYSE MKT or another trading venue, our common stock would trade on OTC Markets or OTC Bulletin Board or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, if our common stock begins trading, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.

There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

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Conversion of our convertible notes into common stock could result in additional dilution to our stockholders.

We have issued convertible notes which are convertible into shares of our common stock at conversion prices which are at a discount to the then current trading price of our common stock. Additionally, upon the occurrence of certain events of default (including conditions outside of our control) the note holders are entitled to increased repayment and interest rates, as well as other remedies. The note holders have anti-dilution and conversion reset provisions which are triggered by the issuance of lower priced securities. If shares of our common stock are issued due to the conversion of some or all of the convertible notes in the future, the ownership interests of existing stockholders will be diluted.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock's price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority (known as "FINRA") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director.

Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

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We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-of-control.

Our certificate of incorporation authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

The issuance of Preferred Stock to our Chief Executive Officer provides him with voting control which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company.

Richard L. Chang has 2,000,000 shares of Preferred Stock which provide him with 1000 to 1 voting rights over shares of common stock. This ownership provides him with voting control over matters which require shareholder approval. This concentration of voting power could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

We are dependent for our success on a few key individuals.

Our success depends on the skills, experience and performance of key members of our management team.  Each of those individuals may voluntarily terminate his relationship with the Company at any time. Were we to lose one or more of these key individuals, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

• our ability to obtain additional financing;

• the accuracy of our estimates regarding expenses, future revenues and capital requirements;

• the success and timing of our preclinical studies and clinical trials;

• our ability to obtain and maintain regulatory approval of the product candidates we may develop, and the labeling under any approval we may obtain;

• regulatory developments in the United States and other countries;

• the performance of third-party manufacturers;

• our plans to develop and commercialize our product candidates;

• our ability to obtain and maintain intellectual property protection for our product candidates;

• the successful development of our sales and marketing capabilities;

• the potential markets for our product candidates and our ability to serve those markets;

• the rate and degree of market acceptance of any future products;

• the success of competing drugs that are or become available; and

• the loss of key scientific or management personnel.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the GHS Purchase Agreement. The proceeds received from any “Puts” tendered to GHS under the GHS Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

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DILUTION

“Dilution” as used herein represents the difference between the offering price per share of shares offered hereby and the net tangible book value per share of the Company’s common stock after completion of the offering. Dilution in the offering is primarily due to the losses previously recognized by the Company.

At an assumed purchase price of $0.80 (equal to 80% of the closing price of our common stock of $1.00 on December 5, 2017), we will be able to receive up to $5,600,000 in gross proceeds, assuming the sale of the entire 7,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement.

The following information is based upon the Company’s unaudited balance sheet as filed in the Company’s Form 10-Q on October 16, 2017, for the period ended August 30, 2017:

The net tangible book value of the Company at August 30, 2017 was $(202,955) or $(0.0015) per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Assuming that 100% of the shares offered hereby were purchased by investors (a fact of which there can be no assurance) as of August 30, 2017, the then outstanding 135,800,000 shares of common stock, which would constitute all of the issued and outstanding equity capital of the Company

Assuming a 50% decrease in the number of shares to be issued, based upon the purchase price of $0.80 (equal to 80% of the closing bid price of our common stock of $1.00 on November 13, 2017, we will be required to issue an aggregate of 3,500,000 shares of common stock, with net proceeds of $2,800,000 pursuant to the GHS Agreement.

Assuming a 75% decrease in the number of shares to be issued, based upon the purchase price of $0.80 (equal to 80% of the closing bid price of our common stock of $1.00 on November 13, 2017, we will be required to issue an aggregate of 1,750,000 shares of common stock, with net proceeds of $1,400,000 pursuant to the Equity Purchase Agreement.

The dilution associated with the offering and each of the above scenarios is as follows:

	Offering	50% Decrease in Shares Issued	75% Decrease in Shares Issued
Offering price	$0.80	$0.80	$0.80
Net tangible book value before Offering (per share)	$(0.0015)	$(0.0015)	$(0.0015)
Net tangible book value after Offering (per share)	$(0.0014)	$(0.001448)	$(0.00147)
Dilution per share to investor	$(0.0001)	$(0.000052)	$(0.000029)
Dilution percentage to investor	6.67%	3.475%	0.01945%

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

Our common stock is currently trading on the OTC Markets under the symbol “HPGN”. The table below lists the high and low closing prices per share of our common stock for each quarter of the years ended May 31, 2017 and May 31, 2016, as quoted on the OTC Markets.

For The Year Ended May 31, 2017	High	Low
Fourth Quarter (March 1, 2017 to May 31, 2017)	1.0	1.0
Third Quarter (December 1, 2016 to February 28, 2017)	1.0	0.04
Second Quarter (September 1, 2016 to November 30, 2016)	0.04	0.04
First Quarter (June 1, 2016 to August 30, 2016)	0.04	0.04

For The Year Ended May 31, 2016	High	Low
Fourth Quarter (March 1, 2016 to May 31, 2016)	0.04	0.04
Third Quarter (December 1, 2015 to February 31, 2016)	0.04	0.04
Second Quarter (September 1, 2015 to November 30, 2015)	0.04	0.04
First Quarter (June 1, 2015 to August 30, 2015)	0.04	0.04

Holders

As of November 7, 2017, there were approximately 20 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Globex Transfer LLC., 780 Deltona Blvd., Deltona Florida 32725, and its phone number is 813-344-4490.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

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Equity Compensation Plans

The table below sets forth information as of May 31, 2017 with respect to compensation plans under which our common stock is authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved By security holders	None	Not Applicable	Not Applicable
Equity Compensation Plans Not Approved By Security Holders	None	Not Applicable	Not Applicable

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Investment Agreement with GHS

On November 13, 2017, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Purchase Agreement, GHS committed to purchase up to $7,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 9.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest traded price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted.

In connection with the GHS Purchase Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Purchase Agreement within 30 days after the date of the GHS Purchase Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Purchase Agreement.

A copy of the GHS Purchase Agreement is referenced as an exhibit to this Form S-1 Registration Statement.

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Results of Operations for the Three Months Ended August 30, 2017

We generated no revenue for the three ended August 30, 2017. We do not anticipate earnings revenues until we are able to sell or license our products.

Our operating expenses and net loss during the three ended August 30, 2017 were $353,617, as compared with $351 for the same period ended 2016. The operating expenses for the three months ended August 30, 2017 consisted mainly of professional fees ($227,367), wages and taxes ($19,827), and office expense ($92,992).

The operating expenses for the three months ended August 30, 2016 consisted mainly of office expenses ($17,501).

The other income and expenses for the three months ended August 30, 2017 consisted mainly of amortization expenses ($1,599).

There were no other income and expenses for the three months ended December 31, 2015.

We anticipate our operating expenses will continue to increase with our plan of operations.

Results of Operations for the Fiscal Year Ended May 31, 2017 Compared to Fiscal Year Ended May 31, 2016

We had no revenues during the periods ending May 31, 2017 and May 31, 2016. In June 2017, the Company entered the start-up phase of its operations.

Operating expenses for the year ending May 31, 2017 were $218,257 which consisted primarily of general and administrative of $218,257. Operating expenses for the year ending May 31, 2016 were $11,691, which consisted primarily of general and administrative of $11,691. Operating expenses increased significantly compared to the year ending May 31, 2016 due to increased administrative costs.

We had a net loss of $205,287 for the year ending May 31, 2017 compares to a net loss of $46,061 for the year ending May 31, 2016. The increase in the net loss was due to significantly increased administrative costs.

Liquidity and Capital Resources

As of August 30, 2017, we had total current assets of $235,486; we had total current liabilities of $438,441; and we had a stockholders’ deficit of $202,955. Operating activities used #341,785 in cash for the three months ended August 30, 2017. Our net loss of $353,617 for the three months ended August 30, 2017 primarily accounted for our negative operating cash flow. Financing activities during the three months ended December 31, 2016 generated $249,767 in cash.

As of August 30, 2017 and the date of this report, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. Our continuation as a going concern is dependent upon our ability to obtain additional financing and to generate profits and positive cash flow. We will require additional cash of $7,000,000 over the next twelve months to cover the costs of overhead and operations, drug manufacturing, maintaining our patent portfolio, and conducting clinical trials for the indication Parkinson’s disease (“PD”). We intend to raise the required capital pursuant to private debt or equity financings in the near term, but there is no guarantee or assurances that we will be able to do so.

Off Balance Sheet Arrangements

As of August 30, 2017, there were no off balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations.

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Going Concern

We have negative working capital and have not yet received revenues from sales of products or services. These factors create substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Critical Accounting Policies

Our significant accounting policies are summarized in Note 1 of our financial statements included in this annual report on Form 10-K for the year ended May 31, 2017. Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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DESCRIPTION OF BUSINESS

Business Overview

The company is developing a proprietary ‘platform’ technology, a differentiation agent phorbol 12-myristate 13-acetate (PMA) internally called RP-323 [Figure 1]. HypGen will be in clinical phase I/II studies for Parkinson’s disease (PD). An agreement with a University Medical Center Department of Neurology, in Atlanta Georgia, has been developed to conduct the clinical trial.

The Technology

RP-323 is a Mitogen activator, which has the ability to turn the switch of an abnormally functioning cell on or off. When one of a cell’s MAPK synthesis pathways is blocked it can become stuck in the “on” or “off” position. This is believed to be a key element in the development Parkinson’s disease. RP-323 through the activation of Protein Kinase C has the ability to add a needed phosphate into the pathway turning this switch and clearing the pathway. Allowing transcription of DNA and expression of a necessary protein produces a cellular functional change such as cell division, apoptosis and proper function [Figure 2]. In Parkinson’s disease, without proper neuronal cell function dopamine is not produced and eventual cell death occurs. With the increasing number of dopaminergic cells dying, PD symptoms worsen.

Parkinson’s disease

Parkinson’s disease is a progressive, degenerative neurological disease affecting 1 in 500 people. It is believed that between 7 to 10 million people worldwide are affected and that 60,000 new cases are diagnosed annually in the United States alone. It results from degeneration of neurons in a region of the brain that controls movement. Though the specific cause is unknown (idiopathic) in 85% of the cases, 15% of cases are considered to be from a genetic basis. The main pathologic feature of Parkinson’s disease is degeneration of dopaminergic cells in the basal ganglia, especially in the substantia nigra. This loss of cells leads to progressive decrease in nerve control over both movement (motor symptoms i.e. tremor, slowness of movement, imbalance) as well as non-motor symptoms (constipation, insomnia, vision problems).

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Market Opportunities

Parkinson’s disease

According to The Parkinson’s Disease Foundation, the combined cost of Parkinson’s, including treatment, social security payments and lost income from inability to work, is estimated to be nearly $25 billion per year in the United States alone. Medication costs for an individual person with Parkinson’s disease average $2,500 a year, and therapeutic surgery can cost up to $100,000 dollars per patient. According to the Centers for Disease Control (CDC), complications due to Parkinson’s disease is the 14th leading cause of death in the United States. The market for treatment of Parkinson’s disease is excess of $10 billion annually.

Patent

  Compositions And Methods Of Use Of Phorbol Esters For The Treatment Of Parkinson’s Disease
  Inventor: R. Chang
  Application 62/420,177 – Utility Bar date November 13, 2017

The Company has been assigned United States Patent application No.62/420,177 utility bar date of November 13, 2017 entitled “Compositions and Methods of Use Of Phorbol Esters For The Treatment of Parkinson’s disease.” The patent is intended to provide the Company with exclusive rights to the use of intravenous RP-323 for therapeutic purposes. Provided that the Company can obtain additional funding, the Company intends to expand its patents through the addition of indications for use and adding protection in appropriate countries.

Government Regulations

The research, pre-clinical development, clinical trials, product manufacturing and marketing which may be conducted by the Company is subject to regulation by the FDA and similar health authorities in foreign countries. The proposed products and technologies of the Company also may be subject to certain other federal, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, and their state, local and foreign counterparts. Although there can be no such assurance, the Company does not believe that compliance with such laws and regulations has, nor is presently expected to have, a material adverse effect on the business of the Company. However, the Company cannot predict the extent of the adverse effect on its business or the financial and other cost that might result from any government regulations arising out of future legislative, administrative or judicial action.

Generally, the steps required before a pharmaceutical or therapeutic biological agent may be marketed in the United States include: (i) pre-clinical laboratory tests, in vivo pre-clinical studies in animals, toxicity studies and formulation studies; (ii) the submission to the FDA of an IND application for human clinical testing, that must become effective before human clinical trials commence; (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug; (iv) the submission of a marketing application to the FDA; and (v) FDA approval of the marketing application prior to any commercial sale or shipment of the drug.

Pre-clinical studies include laboratory evaluation of the product, conducted under Good Laboratory Practice (GLP) regulations, and animal studies to assess the pharmacological activity and the potential safety and effectiveness of the drug. The results of the pre-clinical studies are submitted to the FDA in the IND. Unless the FDA objects to an IND, it becomes effective 30 days following submission and the clinical trial described in the IND may then begin.

Every clinical trial must be conducted under the review and oversight of an institutional review board (IRB) at each institution participating in the trial. The IRB evaluates, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution.

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Clinical trials are typically conducted in three sequential phases, although the phases may overlap. Phase I represents the initial introduction of the drug to a small group of healthy subjects to test for safety, dosage tolerance, and the essential characteristics of the drug. Phase II involves studies in a limited number of patients to test the safety and efficacy of the drug at different dosages. Phase III trials involve large-scale evaluation of safety and effectiveness, usually (though not necessarily) in comparison with placebo or an existing treatment.

The results of the pre-clinical and clinical trials are submitted to the FDA as part of an application to market the drug. The marketing application also includes information pertaining to the chemistry, formulation, manufacture of the drug and each component of the final product. The FDA review of a marketing application takes from one to two years on average to complete, though reviews of treatments for cancer and other life-threatening diseases may be accelerated. However, the process may take substantially longer if the FDA has questions or concerns about a product. Following review, the FDA may ultimately decide that an application does not satisfy regulatory and statutory criteria for approval. In some cases, the FDA may approve a product but require additional clinical tests following approval (i.e., Phase IV).

In addition to obtaining FDA approval for each product, each domestic drug manufacturing establishment must be registered with, and approved by, the FDA. Domestic manufacturing establishments are subject to inspections by the FDA and must comply with Good Manufacturing Practice ("GMP"). To supply products for use in the United States, foreign manufacturing establishments must comply with GMP and are subject to periodic inspection by the FDA or by corresponding regulatory agencies in such countries under reciprocal agreements with the FDA.

If marketing approval of any Company product is granted, the Company must continue to comply with FDA requirements not only for manufacturing, but also for labeling, advertising, record keeping, and reporting to the FDA of adverse experiences and other information. In addition, the Company must comply with federal and state health care anti-kickback laws and other health care fraud and abuse laws that affect the marketing of pharmaceuticals. Failure to comply with applicable laws and regulations could subject the Company to administrative or judicial enforcement actions, including but not limited to product seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products or withdrawal of existing approvals, as well as increased product liability exposure, any of which could have a material adverse effect on tile company's business, financial condition, or results of operations.

For clinical investigation and marketing outside the United States, the Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely for European countries both within and outside the European Community ("EU"). Outside the United States, the Company's ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authority. At present, foreign marketing authorizations are applied for at a national level, although within the EU certain registration procedures are available to companies wishing to market their products in more than one EU member state. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. The system for obtaining marketing authorizations within the EU registration system is a dual one in which certain products, such as biotechnology and high technology products and those containing new active substances, will have access to a central regulatory system that provides registration throughout the entire EU. Other products will be registered by national authorities in individual EU member states, operating on a principle of mutual recognition. This foreign regulatory approval process includes, at least, all of the risks associated with FDA approval set forth above. The Company could possibly have greater difficulty in obtaining any such approvals and also might find it more difficult to protect its intellectual property abroad.

Compliance with Environmental Laws

The Company's business may be subject to regulation under federal, state, local, and foreign laws regarding environmental protection and hazardous substance control. The Company believes that its compliance with these laws will have no adverse impact upon its capital expenditures, earnings or competitive position. Federal, state and foreign agencies and legislative bodies have expressed interest in the further environmental regulation of the biotechnology industry. The Company is unable to estimate the extent and impact of such, if any, future federal, state, local legislation or administrative environmental action.

Seasonality

We do not expect that our business will experience any seasonality.

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Our Employees

We have one full time contracted position and 6 part-time contracted positions as of the date of this registration statement.

Backlog

We do not have any order backlog as of the date of this Annual Report.

Available Information

Our annual and quarterly reports, along with all other reports and amendments filed with or furnished to the SEC are available on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.  The address of that site is www.sec.gov.  In addition the SEC maintains a Public Reference Room where you can obtain these materials, which is located at 100 F Street, N.E., Washington, D.C. 20549. To obtain more information on the operation of the Public Reference Room call the SEC at 1-800-SEC-0330.

June 2017 Business Change

On June 28, 2017, the Company executed an Asset Assignment Agreement (“Asset Assignment Agreement”) with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings was issued be 60,000,000 shares of the Company’s common stock and 2,000,000 restricted, non-convertible, non-dividend paying shares of the Company’s preferred stock with 1000 to 1 voting rights over shares of the Company’s common stock. In consideration of these share issuances, Holdings LLC has assigned to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 13, 2016, titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Additionally, pursuant to the terms of the Asset Assignment Agreement, upon the Company receiving a minimum of $1,000,000 in equity financing, Holdings shall assign to the Company all of its rights, title and interest to United States Utility Patent Application No USPTO Application No. 15/385,862 filed on December 20, 2016, titled ” COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF STROKE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. The Asset Assignment Agreement grants to Holdings LCC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the even the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assigns.

On August 1, 2017, the Company changed its name to Hypgen Inc. to more accurately reflect the Company’s new strategic direction as it focuses its efforts on developing therapeutic treatment options for Parkinson's disease. Effective with the name change the Company’s trading symbol was changed to HPGN with OTC Markets.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officer is as follows:

Name	Age	Position
McCoy Moretz	60	Chief Executive Officer, Chief Financial Officer and Chairman of the Board and Director
Richard L. Chang	85	Director

McCoy Moretz, M.D. was appointed as our Chief Executive Officer, Chief Financial Officer, Treasurer and Director on July 8, 2017. Dr. Moretz is a board certified surgeon with more than 30 years of experience and has operated successful private practices in Atlanta, Georgia and California. Board Certified by the ABO, a member of the American Board of Medical Specialties, Fellow of the American College of Surgeons; American Board of Otolaryngology/Head & Neck Surgery; American Academy of Facial Plastic & Reconstructive surgery; American Academy of Cosmetic Surgery; and American Academy of Otolaryngology / Head & Neck Surgery.

Professor Richard L. Chang was appointed to our Board of Directors on July 8, 2017. Prof is the inventor and patent holder with multiple indications. He has authored 122 peer-reviewed journal publications; has filed multiple significant patents for the treatment of cancer, Infectious disease, hematology and neurological disorders; and has presented over 150 scientific abstracts. Prof. Chang has over 50 years of research experience with such companies as Hoffman-La-Roche, Schering Corp and Burroughs Wellcome and a full professor and director of Research at Rutgers University. He successfully launched and completed off IND and IND phase I trials in China and US.

Term of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Corporations Code. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Corporations Code. The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Committees of the Board

We do not currently have standing nominating or compensation committees, or committees performing similar functions. Due to our board only having two directors, our Board of Directors believes that it is not necessary to have standing nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have a nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Our current director is not an independent director as defined in the NASD listing standards.

It is anticipated that in the future as the Company grows that the Board of Directors will be expanded and form separate compensation and nominating committees, and appoint members to the audit committee, including an audit committee financial expert.

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Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors currently performs the services of an audit committee. Neither or our current directors can be considered an “audit committee financial expert.” We will need to attract an individual with the qualification of an audit committee expert to our Audit Committee. At this time, we have not identified such an individual.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o  Rich Pharmaceuticals, Inc., to the address set forth on the cover page of this Prospectus.

Board Leadership Structure and Role on Risk Oversight

Mr. Moretz currently serves as the Company’s principal executive officer and chairman. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Director Qualifications

In evaluating director nominees, our Company considers the following factors:

• The appropriate size of the Board;

• Our needs with respect to the particular talents and experience of our directors;

• The knowledge, skills and experience of nominees;

• Experience with accounting rules and practices; and

• The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience. Other than the foregoing, there are no stated minimum criteria for director nominees. Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

• Dr. Moretz has over 30 years of business, medical and surgical experience. Dr. Moretz is Board Certified by the ABO, a member of the American Board of Medical Specialties, Fellow of the American College of Surgeons; American Board of Otolaryngology/Head & Neck Surgery; American Academy of Facial Plastic & Reconstructive surgery; American Academy of Cosmetic Surgery; and American Academy of Otolaryngology / Head & Neck Surgery.

• Prof. Chang has over 50 years of pharmaceutical and executive level experience. Prof. Chang also has authored 122 peer-reviewed journal publications; has filed multiple significant patents for the treatment of cancer, Infectious disease, hematology and neurological disorders; and has presented over 150 scientific abstracts.

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Family Relationships

None.

Code of Ethics

Effective as of December 5, 2017, our board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

• full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

• the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

• accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at HypGen, Inc., at the address on the cover page of this Prospectus. A copy of our Code of Business Conduct and Ethics is attached as an exhibit to this Form S-1.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our current directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual compensation in excess of $100,000.

				Stock	Option	Non-equity	Change in Pension Value and Non-Qual. Deferred Compens.	All Other
		Salary	Bonus	Awards	Awards	Incentive	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	Comp. ($)	($)	($)	($)
McCoy Moretz	2017	$	—	—	$	—	—	—	$
	2016	$	—		$	—	—	—	$

Chief Executive Officer/Chief Financial Officer/Director since July 8, 2017.

Employment Agreements

On July 8, 2017, the Company entered into an Employment Agreement for a two-year term with Dr. McCoy Moretz, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, and a director. Dr. McCoy was also granted 8,000,000 shares of Company common stock and a warrant to purchase up to 10,000,000 shares of Company common stock. The stock was issued on July 19, 2017.

Grants of Stock Awards

The company currently has no stock awards.

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Option Exercises and Stock Vested

During the fiscal years ending May 31, 2017 and 2016, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

At May 31, 2017, there were no outstanding equity awards.

Compensation of Directors

During the fiscal year ending May 31, 2017, our one independent director did not receive any compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 28, 2017 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

	Number of Shares	Percentage of
	Beneficially	Outstanding
Name	Owned(1)	Common Stock

Non-employees and directors:
Richard L. Chang, director	63,275,000	46.59%
Chew Chuan Tin	15,300,000	11.27%
Rich Pharmaceuticals, Inc.	9,327,500	6.87%

Named Executive Officers:
Dr. McCoy Moretz, Chief Executive Officer and Chief Financial Officer (2)	8,000,000	5.89%

Common shares beneficially owned by affiliates, directors and officers as a group (4 persons)	95,902,500	70.62%

(1)	A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 28, 2017, there were 135,800,000 shares of our common stock issued and outstanding.
(2)	As of August 27, 2017, the Company issued 2,000,000 preferred shares beneficially owned by Richard L. Chang, director representing 100% of the issued and outstanding preferred stock having 1000 to 1 voting rights over shares of the Company’s common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following includes a summary of any transaction occurring since March 26, 2015 (the date of our incorporation), or any proposed transaction, in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On January 27, 2017, the Company entered into a twelve-month convertible promissory note with a related party. The note has a face value of $100,000 and bears an annual interest rate of 8%. The Company may prepay this note in whole or in part at any time upon its sole discretion. Upon maturity, if full payment has not been made by the Company to the holder, at the exclusive option of holder, common shares of the Company, issuable from Treasury shall be issued to it. Applicable conversion shall be at a 30% discount to the then trading market average of the last 7 (seven) trading days. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share.

On April 7, 2017, the Company entered into a twelve-month convertible promissory note with a related party. The note has a face value of $100,000 and bears an annual interest rate of 8%. The Company may prepay this note in whole or in part at any time upon its sole discretion. Upon maturity, if full payment has not been made by the Company to the holder, at the exclusive option of holder, common shares of the Company, issuable from Treasury shall be issued to it. Applicable conversion shall be at a 30% discount to the then trading market average of the last 7 (seven) trading days. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share.

As of May 31, 2017, Antonio Treminio was our sole officer and director. Mr. Treminio, the former Chief Executive Officer is an employee of Rafferty Finance S.A. “(Rafferty”). Under the Company’s consulting agreement with Rafferty, dated June 28, 2017, Mr. Treminio is required to secure additional capital, to preserve the rights of the patent under the Asset Assignment Agreement. Mr. Treminio shall, among other things, oversee, direct and manage all aspects investor & public or media relations, corporate finance as well as strategic planning, subordinate leadership, and operations of the Company. Mr. Treminio shall report directly to the Company’s CEO and /or Board of Directors (the “Board”). Effective with Mr. Treminio’s resignation, he shall not have any authority to execute and agreements or expend or access any Company funds or accounts without approval of the Chief Executive Officer.

On June 28, 2017, the Company executed an Asset Assignment Agreement (“Asset Assignment Agreement”) with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings was issued be 60,000,000 shares of the Company’s common stock and 2,000,000 restricted, non-convertible, non-dividend paying shares of the Company’s preferred stock with 1000 to 1 voting rights over shares of the Company’s common stock. In consideration of these share issuances, Holdings LLC has assigned to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 13, 2016, titled “ COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Additionally, pursuant to the terms of the Asset Assignment Agreement, upon the Company receiving a minimum of $1,000,000 in equity financing, Holdings shall assign to the Company all of its rights, title and interest to United States Utility Patent Application No USPTO Application No. 15/385,862 filed on December 20, 2016, titled ” COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF STROKE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. The Asset Assignment Agreement grants to Holdings LCC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the even the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assigns.

On July 8, 2017, the Company entered into an Employment Agreement for a two-year term with Dr. McCoy Moretz, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, and a director. Dr. McCoy was also granted 8,000,000 shares of Company common stock and a warrant to purchase up to 10,000,000 shares of Company common stock. The stock was issued on July 19, 2017.

On August 3, 2017, the Company issued 2,000,000 preferred shares beneficially owned by Richard L. Chang, director representing 100% of the issued and outstanding preferred stock with 1000 to 1 voting rights over shares of the Company’s common stock.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

Prof. Chang as a director and beneficial owner of 46.6% of the outstanding common stock and 100% of the preferred stock would be considered a control person of the Company.

Director Independence

The Board has determined that neither of our directors is independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

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SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the shares to permit the selling stockholder to resell the shares when and as it deems appropriate in the manner described in the “Plan of Distribution.” As of October 14, 2017, there are 135,800,000 shares of common stock issued and outstanding.

The following table sets forth:

•	the name of the selling stockholder,
•	the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus,
•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and
•	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. The selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

Name	Shares of Common Stock Beneficially Owned prior to Offering (1)	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned after Offering	Percent Ownership after Offering
GHS Capital Investments, LLC (2)	0	7,000,000	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
(2)	Matthew L. Schissler has voting control over GHS Investments, LLC.

33

PLAN OF DISTRIBUTION

On November 13, 2017, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Purchase Agreement, GHS committed to purchase up to $7,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 9.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest close price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted .

In connection with the GHS Purchase Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Purchase Agreement within 30 days after the date of the GHS Purchase Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Purchase Agreement. The 7,000,000 shares to be registered herein represent 5.15% of the shares then issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale. The 7,000,000 shares to be registered herein represent 18.4%of the shares issued and outstanding held by non-affiliates of the Company.

At an assumed purchase price of $0.80 (equal to 80% of the closing price of our common stock of $1.00 on November 13, 2017), we will be able to receive up to $7,000,000 in gross proceeds, assuming the sale of the entire 7,000,000 shares being registered hereunder pursuant to the GHS Purchase Agreement. Accordingly, we would be required to register 1,750,000 additional shares to obtain the balance of $1,400,000 under the GHS Purchase Agreement at an assumed purchase price of $0.80 per share. We are currently authorized to issue 2,000,000,000 shares of our common stock. GHS has agreed to refrain from holding an amount of shares which would result in GHS owning more than 9.99% of the then-outstanding shares of our common stock at any one time.

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

34

Pursuant to the GHS Equity Purchase Agreement, the Company may enter into an agreement with a registered broker-dealer to act as a placement agent. The Company has no intention to engage a placement agent in connection with this registration statement, and has not had any discussions with any broker-dealers. Additionally, GHS does not have the right to require the Company to engage a placement agent, or pick the broker-dealer to act as placement agent. Furthermore, the engagement of a placement agent does not impact GHS’s obligation to provide the Company cash funds in connection with the delivery of a put notice.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. Notwithstanding the foregoing, if the Company decides to engage a placement agent in connection with this registration statement, then the Company shall be obligated to pay the fees connected to the placement agent. This may result in the Company receiving less than the expected total proceeds.

GHS intends to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

As described in more detail below under “Item 15. Recent Sales of Unregistered Securities”, the Company has also entered into convertible promissory notes with the selling stockholder.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, GHS is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed GHS that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised GHS of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the GHS Equity Purchase Agreement, GHS shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

35

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 2,000,000,000 shares of common stock, $0.001 par value per share and 2,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

As of October 14 ,2017, 135,800,000 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series A Preferred Stock

On July 26, 2017, we filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Nevada. The Certificate of Amendment amends Article III of the Company’s Articles of Incorporation to authorize the issuance of up to two million (2,000,000) shares of Preferred Stock, par value $0.001 per share, which have the right to cast one thousand (1,000) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock, including the election of directors, and all other matters required by law. Our Board of Directors and a majority of our shareholders approved the Certificate of Amendment.

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

36

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by The Doney Law Firm.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement have been audited by KLJ & Associates, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

37

HYPGEN, INC.

FINANCIAL STATEMENTS

38

HYPGEN INC

(FORMERLY MEGA BRIDGE INC.)

CONDENSED BALANCE SHEETS

	AUGUST 31, 2017	MAY 31, 2017
ASSETS	(Unaudited)
CURRENT ASSETS
Cash	$48,404	$8,415
Prepaid Expenses	—	2,000
License asset agreement, net of amortization	175,401	—
Assets from discontinued operations	11,681	11,757
Total current assets	235,486	22,172
TOTAL ASSETS	$235,486	$22,172

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accrued expenses and payables	$16,908	$11,233
Loan payable - related party	100	—
Accrued salary, wages and taxes	5,833	—
Accrued interest	15,600	3,844
Convertible Note Payable - related party	400,000	200,000
Committments and contingencies	—	—
Total Liabilities	438,441	215,077

STOCKHOLDERS' DEFICIT
Preferred stock: authorized 2,000,000; $0.001 par value; 2,000,000 shares issued and outstanding at August 31, 2017 and no shares issued or authorized as of May 31, 2017	2,000	—
Common stock: authorized 1,000,000,000; $0.001 par value; 135,800,000 and 5,000,000 shares issued and outstanding at August 31, 2017 and May 31, 2017	135,800	5,000
Additional Paid in Capital	249,767	39,000
Accumulated deficit	(590,522)	(236,905)
Total Stockholders' Deficit	(202,955)	(192,905)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$235,486	$22,172

The accompanying notes are an integral part of these financial statements

F-1

HYPGEN INC

(FORMERLY MEGA BRIDGE INC.)

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended August 31,
	2017	2016

Continuing Operations:
Revenue	$—	$—
Cost of Goods Sold:
Product Purchases	—	—

Gross Profit	—	—

Operating Expenses:
Amortization expense	1,599	—
Salary and payroll expense	19,827	—
Professional fees	227,367	—
General and administrative	92,992	17,501
Total operating expense	341,785	17,501

Net income (loss) from operations	(341,785)	17,501

OTHER INCOME (EXPENSE)
Interest expense, net	(11,756)	—
Total other income (expense)	(11,756)	—

Discontinued Operations:
Income (loss) from discontinued operations	(76)	17,150
Total discontinued operations	(76)	17,150

Net income before income tax provision	(353,617)	(351)

Provision for income tax	—	—

Net income (loss)	$353,617	$(351)

Basic and diluted net earnings (loss) per share of common stock:
Continuing operations	$(0.005)	$(0.003)
Discontinued operations	$(0.000)	$0.003
Total basic and diluted net earnings (loss) per share of common stock	$(0.005)	$(0.000)

Weighted average number of shares outstanding:
Basic and diluted	64,305,495	5,000,000

The accompanying notes are an integral part of these financial statements

F-2

HYPGEN INC

(FORMERLY MEGA BRIDGE INC.)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three Months Ended August 31,
	2017	2016
Operating activities:
Net income (loss) from continuing operations	$(353,541)	$(17,501)
Net income (loss) from discontinued operations	(76)	17,150
Net income	$(353,617)	$(351)
Adjustment to reconcile net loss to net cash provided by operations:
Amortization and depreciation	1,675	228
Warrants and shares issued to consultants for services	66,567	—
Changes in assets and liabilities:
Decrease (Increase) in prepaid and deposits	2,000	—
Increase in accrued interest	11,756	—
Increase in accrued expenses and payables	11,508	—
Net cash used by operating activities	(260,111)	(123)
Investing activities:
Cash paid for license fee	(100,000)
Net cash used by investing activities	(100,000)	—
Financing activities:
Proceeds from Convertible note payable - related party	400,000	—
Proceeds from loan - related party	100
Net cash provided by financing activities	400,100	—
Net increase in cash	39,989	(123)
Cash, beginning of period	8,415	465
Cash, end of period	$48,404	$342
Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$—	$—
Interest Paid	$—	$—
Non-cash activity
Common and Preferred shares issued to acquired license	$77,000	$—
Convertible notes redeemed for common stock	$200,000	$—

The accompanying notes are an integral part of these financial statements

F-3

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

Nature of Business

HYPGEN INC. (formerly MEGA BRIDGE INC) (the “Company”) is a for profit corporation established under the corporate laws of the State of Nevada on March 26, 2015.

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:

Section 14A (a) and (b) of the Exchange Act, which requires companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

The requirement to provide in any registration statement periodic report or other report to be filed with the Securities and Exchange Commission, certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;

Compliance with new or revised accounting standards until those standards are applicable to private companies;

The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

Any Public Company Accounting Oversight Board ("PCAOB") rules regarding mandatory audit firm rotation, or an expanded auditor report and any other PCAOB rules subsequently adopted, unless the Securities and Exchange Commission determines the new rules are necessary for protecting the public.

We have not elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

The accompanying unaudited interim condensed financial statements of HYPGEN INC. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and the accompanying notes. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year ended May 31, 2017 as reported in the Annual Report on Form 10-K have been omitted.

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to HYPGEN INC.

On January 18th, 2017, Olaf Robak, the Company's President and CEO, executed a stock purchase agreement with First Legacy Management LLC, which acquired 4,000,000 shares of common stock, representing 80% ownership of the Company. First Legacy Management LLC paid $350,000 in cash. Simultaneous with this transaction, Mr. Olaf Robak resigned from his official positions as Director, CEO, CFO, President, Treasurer and Secretary of the Company, and on the same day the shareholders of the Corporation voted Mr. Antonio Treminio as Director & CEO.

On March 9, 2017 FINRA notified the Company that request for symbol change was approved. Effective March 13, 2017 the Company’s common stock began trading under the symbol MGBR.

F-4

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Nature of Business (Continued)

On June 28, 2017, the Company executed an Asset Assignment Agreement (“Asset Assignment Agreement”) with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings was issued 60,000,000 shares of the Company’s common stock and 2,000,000 restricted, non-convertible, non-dividend paying shares of the Company’s preferred stock with 1000 to 1 voting rights over shares of the Company’s common stock. In consideration of these share issuances, Holdings LLC has assigned to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 10, 2016, titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Additionally, the Company issued 15,000,000 common shares to Rich Pharmaceuticals, Inc. for use of the clinical trial under an Investigational New Drug Application. Additionally, pursuant to the terms of the Asset Assignment Agreement, upon the Company receiving a minimum of $1,000,000 in equity financing, Holdings shall assign to the Company all of its rights, title and interest to United States Utility Patent Application No USPTO Application No. 15/385,862 filed on December 20, 2016, titled ”COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF STROKE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. The Asset Assignment Agreement grants to Holdings LLC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the event the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assignees.

On June 28, 2017, the Company discontinued operations of its office products sales and distribution segment.

On July 11, 2017, the Board of Directors of the Company appointed Dr. Moretz as the Chief Financial Officer of the Company.

On July 18, 2017, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, HypGen Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “HypGen Inc” and our Articles of Incorporation have been amended to reflect this name change.

On August 1, 2017, the Company changed its name to HypGen Inc. to more accurately reflect the Company’s new strategic direction as it focuses its efforts on developing therapeutic treatment options for Parkinson's disease. Effective with the name change the Company’s trading symbol was changed to HPGN with OTC Markets.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Going Concern

As indicated in the accompanying condensed financial statements, the Company has incurred net losses of $353,617 and $351 for the three months ended August 31, 2017 and 2016, respectively. Management’s plans include the raising of capital through related and third parties to fund future operations of pushing its Parkinson’s disease drug through phase II drug trials in order to obtain approval from the food and drug administration (“FDA”). Failure to raise adequate capital during the testing and approval seeking process may force the Company to curtail or cease operations. Additionally, even if the Company raises sufficient capital to support its operating expenses, there can be no assurances that FDA approval will be granted whereby no revenue from target project will ever be recognized to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. However, the accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

F-5

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At August 31, 2017 and August 31, 2016, the Company had no cash equivalents.

Property and Equipment and Depreciation

Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Intangible Assets

Intangible assets consisted of a licensing fee under an asset assignment agreement for a patent which was granted November 10, 2016. At the time of the assignment on June 28, 2017, the patent had a remaining life of 19 years and 135 days, which the Company has determined to be the remaining useful life of the patent whereby total investment will be amortized on a straight-line basis over this period. In exchange for the rights to the intellectual property the Company paid $100,000 in cash, issued 2,000,000 preferred shares and 75,000,000 commons shares. The total investment was valued at $177,000.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company will perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company would recognize an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Net Loss Per Common Share

The Company computes per share amounts in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260 Earnings per Share (“EPS”) which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods; however, potential common shares are excluded for period in which the Company incurs losses, as their effect is anti-dilutive. For the three months ended August 31, 2017 and 2016 the basic and fully diluted earnings per share were the same as the Company had a loss in each of these periods. At August 31, 2017, the Company had potentially dilutive instruments in the form of 60,000,000 common stock warrants with a cashless exercise provision outstanding as well as 831,200 common shares issuable upon the conversion of outstanding principal and interest on convertible notes.

Stock-Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation-Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted on the grant date as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and an offset to additional paid-in capital in stockholders’ equity/(deficit) over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

F-6

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company issues stock to consultants for various services. The costs for these transactions are measured at the fair value on the grant date of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company recognized consulting expense and a corresponding increase to additional paid-in-capital related to stock issued for services over the term of the related services.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. The reclassifications had no effect on the net loss or cash flows of the Company.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Customers of our discontinued operation paid for their product at the time we are advised by the manufacturer/distributor that the product is ready for shipment or pick-up. The Company recognizes revenue when the pre-paid product has been delivered to, or picked up by, the customer. In the event there is a significant delay between the date the customer pre-pays for the product and the delivery or pick-up of the product, revenue would be deferred until the customer accepts delivery of the product. Under our current operations we do not expect to recognize revenue until we receive FDA approval to sell our Parkinson’s disease drug commercially.

F-7

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development

The Company expenses research and development costs as incurred. Research and development costs were $0 for the three months ended August 31, 2017 and 2016. The expense in the prior year is reflected in discontinued operations. The Company anticipates substantial expense as it conducts phase II trials and tries to move its product to market along with the development of its other products. The Company will also evaluate products and technologies in the medical products space, with its main focus on Parkinson’s Disease. As the Company continues to develop its products and relationships in these areas resultant expenses for trademark filings, license agreements, product development and design materials will be expensed as research and development. Some costs may be accumulated for subsidiaries prior to formation of entities.

Income Taxes

We will use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to August 31, 2017. We expect to incur significant expenses in future periods which will offset any net profit.

Recent Accounting Pronouncements

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is currently in the process of assessing the impact the adoption of this guidance will have on the Company’s condensed financial statements.

Subsequent Events

In accordance with ASC 855 “Subsequent Events” the Company evaluated subsequent events after the balance sheet date through the date of issuance.

F-8

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 3: DISCONTINUED OPERATIONS

On June 28, 2017, the Company discontinued operations of its office products sales and distribution segment. Depreciation expense as it appears on the Condensed Statement of Cash Flows for the three months ended August 31, 2017 and 2016 was $76 and $227, respectively. Depreciation on the condensed statement of operations for the three months ended August 31, 2017 are recorded as Gain (Loss) from Discontinued Operations.

The condensed statement of operations was restated to reflect the reclassification of the discontinued operations.

HYPEGEN INC
(FORMERLY MEGA BRIDGE INC.)
STATEMENTS OF DISCONTINUED OPERATIONS

	For the three months ended
	August 31, 2017	August 31, 2016
Discontinued Operations:
Revenue	$—	$42,300
Cost of Goods Sold:
Product Purchases	—	24,173
Gross Profit	—	18,127

Operating Expenses:
General and administrative	—	750
Product development	—	—
Depreciation	76	227
Total operating expense	76	977
Loss from discontinued operations	76	(17,150)

On May 25, 2015 the Company purchased a small office located at 5 Garbary in Gdansk Poland. The purchase price was $13,653. The Company utilized this space as its primary office for the former discontinued operations. Assets from discontinued operations are reflected net of accumulated depreciation.

	August 31, 2017	May 31, 2017

Assets of discontinued operations	$11,681	$11,757

Liabilities of discontinued operations	—	—

NOTE 4: INTANGIBLE ASSETS

On June 28, 2017, the Company executed an Asset Assignment Agreement (“Asset Assignment Agreement”) with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings was issued 60,000,000 shares of the Company’s common stock and 2,000,000 restricted, non-convertible, non-dividend paying shares of the Company’s preferred stock with 1000 to 1 voting rights over shares of the Company’s common stock. In consideration of these share issuances, Holdings LLC has assigned to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 10, 2016, titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Additionally, the Company issued 15,000,000 common shares to Rich Pharmaceuticals, Inc. for use of the clinical trial under an Investigational New Drug Application. The Asset Assignment Agreement grants to Holdings LLC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the even the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assignees. The common and preferred shares were valued at $77,000. Further cash compensation was given in the amount of $100,000 totaling an investment of $177,000.

F-9

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 4: INTANGIBLE ASSETS (CONTINUED)

The below chart analyzes the license value net of amortization:

	August 31, 2017	Estimated Life
Investment in license	$177,000	19.4 years
Less amortization	$(1,599)
License fee net amortization	$175,401

Amortization expense for the three months ended August 31, 2017 and was $1,599 and $0, respectively.

NOTE 5: CONVERTIBLE NOTES PAYABLE

On January 27, 2017, the Company entered into a one-year convertible note with the face value of $100,000 bearing 8% interest. Funds were transmitted to the Company on August 1, 2017 at which time interest started to accrue. The Company was permitted to prepay this note in full or in part at any time without penalty. This note was to become convertible at the sole discretion of the note holder if full payment had not been made when the maturity date arrived. The holder of the note was entitled to a conversion price equal to seventy percent of the average trading price computed based on the previous 7 trading days prior to notice of conversion. These shares once converted may not be offered, sold, transferred or disposed of in any other way without prior written consent of the Company. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share and the principal was converted on August 11, 2017. Accrued interest at conversion remains at $4,244.

On April 7, 2017, the Company entered into a one-year convertible note with the face value of $100,000 bearing 8% interest. The Company was able to prepay this note in full or in part at any time without penalty. This note was to become convertible at the sole discretion of the note holder if full payment had not been made when the maturity date arrived. The holder of the note was entitled to a conversion price equal to seventy percent of the average trading price computed based on the previous 7 trading days prior to notice of conversion. These shares once converted may not be offered, sold, transferred or disposed of in any other way without prior written consent of the Company. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share and the principal was converted on August 11, 2017. Accrued interest at conversion of principal remains at $2,800.

On June 28, 2017, the Company executed a Promissory Convertible Note with Bakken Development LLC in the principal amount of $400,000. The convertible note accrues interest at the rate of 10% per annum; is due and payable on or before June 28, 2019; may be converted at any time by the holder into shares of Company common stock at a conversion price of $.50 per share; and automatically converts into shares of Company common stock at a conversion price of $.50 per share upon the Company’s completion of a financing in the minimum amount of $5,000,000. At August 31, 2017, accrued interest on this note was $8,556.

On August 11, 2017, the Company issued 800,000 common shares to retire convertible promissory notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC in the aggregate principal amount of $200,000. As amended, the promissory notes convert into shares of Company common stock at the conversion price of $.25 per share. Accrued interest remains unconverted on this note in the amount of $7,044.

NOTE 6: COMMITMENTS AND CONTINGENCIES

Pursuant to the June 28, 2017 Asset Assignment Agreement with Holdings LLC and its assignment to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 10, 2016, titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results there is a major fund raising requirement. The Company must raise a minimum of $1,000,000 in equity financing by June 28, 2018. The Asset Assignment Agreement grants to Holdings LCC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the event the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assignees. As of August 31, 2017, the Company has not raised any capital towards the $1,000,000 requirement.

F-10

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 6: COMMITMENTS AND CONTINGENCIES

Upon the Company receiving a minimum of $1,000,000 in equity financing, Holdings shall assign to the Company all of its rights, title and interest to United States Utility Patent Application No USPTO Application No. 15/385,862 filed on December 20, 2016, titled ”COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF STROKE” and all related intellectual property, inventions and trade secrets, data, and clinical study results.

The Company has entered into several consulting agreements where monthly fees commence upon achieving the attainment of raising $1,000,000 in equity financing and increase upon the Company successfully raising $5,000,000. The Company is currently not accruing any expense under these contracts and it not required to compensate these consultants beyond stock, cash and warrants already issued should one of both thresholds are not achieved. Any stock and warrants issued are immediately vested to the consultants. The following agreements have been entered between the Company and the following consultants:

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Apica Investments Limited pursuant to which the Company agreed to issue 15,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; monthly fees of $1,800 to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000. Fees will increase to $4,500 per month upon the Company’s completion of a financing in the minimum amount of $5,000,000. This contract is in effect until two years after the anniversary date of the Company’s completion of raising $1,000,000. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the “Excepted Issuances” (as defined below), if the Company issues any shares of Company common stock, the consultant shall be granted additional shares of the Company’s common stock in an amount equal to 10.6% of the amount of the shares of Company common stock issued by the Company outside the following “Excepted issuances”: (i) shares of Company common stock in connection with a debt or equity financing; (ii) shares of common stock reserved under the Company’s equity incentive/stock option plan; (iii) the shares, warrants and shares to be issued upon exercise of the warrants and conversion of the convertible notes described in the Assignment Agreement dated June 28, 2017 between the Company and Richard L. Chang’s Holdings, LLC. Upon the written or oral request of Consultant, the Company shall within twenty-four (24) hours confirm orally and in writing to the Consultant the number of shares of Common Stock then outstanding.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Brighton Capital Ltd. pursuant to which the Company agreed to issue 6,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; a $50,000 payment upon execution of the agreement; monthly fees of $1,800 to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000. Fees will increase to $4,500 per month upon the Company’s completion of a financing in the minimum amount of $5,000,000. This contract is in effect until two years after the anniversary date of the Company’s completion of raising $1,000,000. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the “Excepted Issuances” (as defined below), if the Company issues any shares of Company common stock, the consultant shall be granted additional shares of the Company’s common stock in an amount equal to 4.99% of the amount of the shares of Company common stock issued by the Company outside the following “Excepted issuances”: (i) shares of Company common stock in connection with a debt or equity financing; (ii) shares of common stock reserved under the Company’s equity incentive/stock option plan; (iii) the shares, warrants and shares to be issued upon exercise of the warrants and conversion of the convertible notes described in the Assignment Agreement dated June 28, 2017 between the Company and Richard L. Chang’s Holdings, LLC. Upon the written or oral request of Consultant, the Company shall within twenty-four (24) hours confirm orally and in writing to the Consultant the number of shares of Common Stock then outstanding.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Rafferty Finance S.A. pursuant to which the Company agreed to issue 5,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; a $50,000 payment upon execution of the agreement; monthly fees of $5,400 to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000. Fees will increase to $13,500 per month upon the Company’s completion of a financing in the minimum amount of $5,000,000. This contract is in effect until two years after the anniversary date of the Company’s completion of raising $1,000,000. Common shares under this contract were issued on July 19, 2017 and cash payment was made on June 30, 2017.

F-11

 HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 6: COMMITMENTS AND CONTINGENCIES (CONTINUED)

Mr. Treminio, the former Chief Executive Officer is an employee of Rafferty Finance S.A. “(Rafferty”). Under the Company’s consulting agreement with Rafferty, dated June 28, 2017. Mr. Treminio is required to secure additional capital, to preserve the rights of the patent under the Asset Assignment Agreement. Mr. Treminio shall, among other things, oversee, direct and manage all aspects investor & public or media relations, corporate finance as well as strategic planning, subordinate leadership, and operations of the Company. Mr. Treminio shall report directly to the Company’s CEO and /or Board of Directors (the “Board”). Effective with Mr. Treminio’s resignation, he shall not have any authority to execute and agreements or expend or access any Company funds or accounts without approval of the Chief Executive Officer. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the “Excepted Issuances” (as defined below), if the Company issues any shares of Company common stock, the consultant shall be granted additional shares of the Company’s common stock in an amount equal to 4.99% of the amount of the shares of Company common stock issued by the Company outside the following “Excepted issuances”: (i) shares of Company common stock in connection with a debt or equity financing; (ii) shares of common stock reserved under the Company’s equity incentive/stock option plan; (iii) the shares, warrants and shares to be issued upon exercise of the warrants and conversion of the convertible notes described in the Assignment Agreement dated June 28, 2017 between the Company and Richard L. Chang’s Holdings, LLC. Upon the written or oral request of Consultant, the Company shall within twenty-four (24) hours confirm orally and in writing to the Consultant the number of shares of Common Stock then outstanding.

On June 28, 2017, the Company executed a Promissory Convertible Note with Bakken Development LLC in the principal amount of $400,000. The convertible note accrues interest at the rate of 10% per annum; is due and payable on or before June 28, 2019; may be converted at any time by the holder into shares of Company common stock at a conversion price of $.50 per share; and automatically converts into share of Company common stock at a conversion price of $.50 per share upon the Company’s completion of a financing in the minimum amount of $5,000,000.

On July 8, 2017, the Company entered into a consulting agreement with Imagic, LLC. Upon the commencement of this engagement, the consultant or it’s designees were issued shares of the Company in the amount of 12,000,000 common shares. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the “Excepted Issuances” (as defined below), if the Company issues any shares of Company common stock, the consultant shall be granted additional shares of the Company’s common stock in an amount equal to 10.6% of the amount of the shares of Company common stock issued by the Company outside the following “Excepted issuances”: (i) shares of Company common stock in connection with a debt or equity financing; (ii) shares of common stock reserved under the Company’s equity incentive/stock option plan; (iii) the shares, warrants and shares to be issued upon exercise of the warrants and conversion of the convertible notes described in the Assignment Agreement dated June 28, 2017 between the Company and Richard L. Chang’s Holdings, LLC. Upon the written or oral request of Consultant, the Company shall within twenty-four (24) hours confirm orally and in writing to the Consultant the number of shares of Common Stock then outstanding.

On July 8, 2017, the Company entered into an employment agreement with Dr. McCoy Moretz. Upon the commencement of this agreement, the employee or it’s designees were issued shares of the Company in the amount of 8,000,000 common shares. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the Excepted Issuances (as defined below), if the Company issues any shares of Company common stock, the employee shall be granted additional shares of the Company’s common stock in an amount equal to 6% of the amount of the shares of Company common stock issued by the Company outside the following “Excepted issuances”: (i) shares of Company common stock in connection with a debt or equity financing; (ii) shares of common stock reserved under the Company’s equity incentive/stock option plan; (iii) the shares, warrants and shares to be issued upon exercise of the warrants and conversion of the convertible notes described in the Assignment Agreement dated June 28, 2017 between the Company and Richard L. Chang’s Holdings, LLC. Upon the written or oral request of Consultant, the Company shall within twenty-four (24) hours confirm orally and in writing to the Consultant the number of shares of Common Stock then outstanding.

F-12

NOTE 7: STOCK HOLDERS’ EQUITY

Preferred and Common Stock

The Company has authorized 1,002,000,000 total shares of stock with a par value of $0.001 per share. These shares are designated by two classes; 1,000,000,000 common shares and 2,000,000 preferred shares.

Fiscal 2017

On January 26, 2017, the Company Amended its Articles to increase the Authorized share Capital of the Company from 75,000,000 to 1,000,000,000.

On January 18, 2017, Olaf Robak, the Company's President and CEO, executed a stock purchase agreement with First Legacy Management LLC, which acquired 4,000,000 shares of common stock, representing 80% ownership of the Company. First Legacy Management LLC paid $350,000 in cash. Simultaneous with this transaction, Mr. Olaf Robak resigned from his official positions as Director, CEO, CFO, President, Treasurer and Secretary of the Company, and on the same day the shareholders of the Corporation voted Mr. Antonio Treminio as Director & CEO.

Fiscal 2018

On July 26, 2017, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada. The Certificate of Amendment amends Article III of the Company’s Articles of Incorporation to authorize the issuance of up to two million (2,000,000) shares of Preferred Stock, par value $0.001 per share, which have the right to cast one thousand (1,000) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock, including the election of directors, and all other matters required by law.

On August 11, 2017, the Company issued 800,000 common shares to retire convertible promissory notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC in the aggregate principal amount of $200,000. As amended, the promissory notes convert into shares of Company common stock at the conversion price of $.25 per share.

During the three months ended August 31, 2017, the Company issued 2,000,000 preferred shares, 75,000,000 commons shares in exchange for rights to certain intellectual property pursuant to an Asset Assignment Agreement. (See NOTE 1). The total investment was valued at $177,000.

During the three months ended August 31, 2017, the Company issued 50,000,000 stock warrants with a cashless exercise provision (”cashless warrants”) and 44,725,000 common shares to consultants under consulting agreements.

During the three months ended August 31, 2017, the Company issued 10,000,000 stock warrants with a cashless exercise provision (”cashless warrants”) and 10,275,000 common shares to employees.

As of August 31, 2017 there were no outstanding stock options.

F-13

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 7: STOCK HOLDERS’ EQUITY (CONTINUED)

Warrants for common stock

On June 28, 2017, the Company issued 60,000,000 common stock warrants pursuant to an Asset Assignment Agreement with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings. In consideration of these share issuances, Holdings LLC has assigned to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 10, 2016, titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Of the 60,000,000 common stock warrants issued, 50,000,000 warrants were issued to consultants and 10,000,000 were issued to an employee.

The following table summarizes warrant activity for the three months and year ended August 31, 2017 and May 31, 2017

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value
Outstanding at May 31, 2017	—	$—		$—

Granted	60,000,000	0.25	5.00	—
Expired	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—

Outstanding at August 31, 2017	60,000,000	$0.25	4.82	—

NOTE 8: INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to August 31, 2017. We expect to incur significant expenses in future periods which will offset any future net income.

As of August 31, 2017 and May 31, 2016, the Company had a net operating loss carry-forward of approximately $523,548 and $236,905 that may be used to offset future taxable income and begins to expire in 2032. Because of the change in ownership that occurred on June 28, 2017, net operating loss carry forwards could be limited as to use in future years.

Deferred tax assets of $178,000 and $80,500 as of August 31, 2017 and May 31, 2016, resulting from net operating have been offset by a valuation allowance, due to the uncertainty of their realization. The change in the valuation allowance for the three months and ended August 31, 2017 was $97,500 and $10,000, respectively.  As a result, there were no current or deferred tax provisions for the three months and year ended August 31, 2017 and May 31, 2017.  There was no uncertain tax position taken since inception and the Company’s tax returns for 2016, 2015 and 2014 remain open for examination.

In the future, the Company will record income tax accruals at the following rates:

Federal	34%
State	—%
34%

F-14

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2017

(UNAUDITED)

NOTE 9: RELATED PARTY TRANSACTIONS

The director of the Company made the initial $100 deposit to on the bank account. In September 2015 the director paid audit fees on behalf of the company in the amount of $650. These amounts, totaling $750, are being carried as a Related Party Loan which bears no interest and is payable on demand. The related party loan was forgiven effective January 18, 2017 under terms of change in control (SEE NOTE 1).

On January 27, 2017, the Company entered into a one year convertible note from a related party with the face value of $100,000 bearing 8% interest (SEE NOTE 3).

On June 28, 2017, Richard L. Chang was appointed as a director of the Company. Mr. Richard Chang is the controlling interest in Holdings, LLC.

On June 28, 2017, Ben Chang, a senior management consultant, loaned the Company, $100 to initially fund the operating bank account of the Company. Mr. Ben Chang is also the Chief Executive Officer of Rich Pharmaceuticals, Inc.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Apica Investments Limited (“Apica”). Apica is controlled by Chew Chuan Tin who is the beneficial owner of greater than 10% of the outstanding shares of the Company through Bakken, Apica and First Legacy. Pursuant to that agreement the Company agreed issued 15,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; monthly fees of $1,800 to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000. Fees will increase to $4,500 per month upon the Company’s completion of a financing in the minimum amount of $5,000,000. This contract is in effect until two years after the anniversary date of the Company’s completion of raising $1,000,000. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the “Excepted Issuances” (SEE NOTE 6), if the Company issues any shares of Company common stock, the consultant shall be granted additional shares of the Company’s common stock in an amount equal to 10.6% of the amount of the shares of Company common stock issued by the Company outside “Excepted issuances”.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Rafferty Finance S.A. (“Raferty”). Raferty is controlled by Antonio Treminio, former CEO of the Company. Pursuant to this agreement the Company agreed to issue 5,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; a $50,000 payment upon execution of the agreement; monthly fees of $5,400 to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000. Fees will increase to $13,500 per month upon the Company’s completion of a financing in the minimum amount of $5,000,000. This contract is in effect until two years after the anniversary date of the Company’s completion of raising $1,000,000. Common shares under this contract were issued on July 19, 2017 and cash payment was made on June 30, 2017. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the “Excepted Issuances” (SEE NOTE 6), if the Company issues any shares of Company common stock, the consultant shall be granted additional shares of the Company’s common stock in an amount equal to 4.99% of the amount of the shares of Company common stock issued by the Company outside “Excepted issuances”.

On July 8, 2017, the Company entered into a consulting agreement with Imagic, LLC (“Imagic”). Imagic, is wholly owned by Ben Chang, son of Director Richard L. Chang and Chief Executive Officer of Rich Pharmaceuticals, Inc. Upon the commencement of this engagement, the consultant or it’s designees were issued shares of the Company in the amount of 12,000,000 common shares. Imagic was also issued a warrant to acquire 10,000,000 shares of the Company at an exercise price of $0.25. At all times during the term of this agreement prior to the $5,000,000 financing date, except with respect to the “Excepted Issuances” (SEE NOTE 6), if the Company issues any shares of Company common stock, the consultant shall be granted additional shares of the Company’s common stock in an amount equal to 10.6% of the amount of the shares of Company common stock issued by the Company outside “Excepted issuances”.

NOTE 10: SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to August 31, 2017 to the date these financial statements were issued and has found no transactions or events requiring disclosure.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To

The Board of Directors and Shareholders of

Hypgen Inc. (fka Mega Bridge Inc.)

State of Nevada,

USA.

We have audited the balance sheet of Hypgen Inc. (formerly known as Mega Bridge Inc.) as of May 31, 2017 and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2017 and the results of its operations and its cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note I to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

For Bharat Parikh & Associates

Chartered Accountants

/s/ CA Bharat Parikh

CA Bharat Parikh

(Senior Managing Partner)

Registered with PCAOB

Date :-  08/28/2017

Place:- HQ Vadodara GJ, India

CHARTERED ACCOUNTANTS

Head Office: 509-508, Shriram Chambers, R.C.Dutt Rd., Alkapuri, Vadodara-390007, Gujarat India

Branches: India - Ahmedabad, Mumbai, Delhi

Overseas - Texas, U.S.A.

Email: bharat.parikh@bpaca.com , info@bpaca.com Website: www.bpaca.com

F-16

HYPGEN INC
(FORMERLY MEGA BRIDGE INC.)
BALANCE SHEETS
$USD

	For the years ended May 31,
	2017	2016
ASSETS		(Restated)
CURRENT ASSETS
Cash	$8,415	$465
Prepaid Expenses	2,000	-
Assets from discontinued operations	11,757	12,667
Total current assets	22,172	13,132

TOTAL ASSETS	$22,172	$13,132

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Accrued payables	$11,233	$-
Accrued interest	3,844	-
Related party loan	-	750
Convertible Note Payable - related party	200,000	-
Total Liabilities	215,077	750

STOCKHOLDERS' DEFICIT
Common stock: $0.001 par value; authorized 1,000,000,000 and 5,000,000 shares issued and outstanding at May 31, 2017; authorized 75,000,000 and 5,000,000 shares issued and outstanding at May 31, 2016	5,000	5,000
Additional Paid in Capital	39,000	39,000
Accumulated deficit	(236,905)	(31,618)

Total Stockholders' Deficit	(192,905)	12,382

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,172	$13,132

The accompanying notes are an integral part of these consolidated financial statements.

F-17

HYPEGEN INC
(FORMERLY MEGA BRIDGE INC.)
STATEMENTS OF OPERATIONS

	For the Years ended May 31,
	2017	2016
		(Restated)
Continuing Operations:
Revenue	$-	$-
Cost of Goods Sold:
Product Purchases	-	-

Gross Profit	-	-

Operating Expenses:
General and administrative	218,257	11,691
Total operating expense	218,257	11,691

Loss from operations	218,257	11,691

OTHER (INCOME) EXPENSE
Interest expense, net	3,844	-
Forgiveness of debt due to a related party debt	(750)	-
Total other (income) expense	3,094	-

Discontinued Operations:
Gain (loss) from discontinued operations	16,064	(34,370)
Total discontinued operations	16,064	(34,370)

Net loss before income tax provision	(205,287)	(46,061)

Provision for income tax	-	-

Net income (loss)	$(205,287)	$(46,061)

Net loss per share:
Basic and diluted	$(0.04)	$(0.01)

Weighted average number of shares outstanding:
Basic and diluted	5,000,000	5,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-18

HYPGEN INC
(FORMERLY MEGA BRIDGE INC.)
STATEMENTS OF CASH FLOWS

	For the Years Ended May 31,
	2017	2016

Operating activities:
Net gain (loss)	$(205,287)	$(46,061)
Adjustment to reconcile net loss to net cash provided by operations:
Depreciation	910	986
Non-cash interest charges	3,844	-
Forgiveness of debt due to a related party debt	(750)	-
Changes in assets and liabilities:
Decrease (Increase) in prepaid and deposits	(2,000)	-
Increase in accounts payable	11,233	-

Net cash used by operating activities	(192,050)	(45,075)

Investing activities:
Net cash provided by investing activities	-	-

Financing activities:
Related party loan	-	650
Proceeds from issuance of common stock	-	40,000
Proceeds from Convertible notes payable - related party	200,000	-

Net cash provided by financing activities	200,000	40,650

Net increase (decrease) in cash	7,950	(4,425)

Cash, beginning of period	465	4,890
Cash, end of period	$8,415	$465

Supplemental disclosure of cash flow information:

Cash paid during the period
Taxes	$-	$-

Interest Paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

HYPGEN INC
(FORMERLY MEGA BRIDGE INC.)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended May 31, 2017 and 2016

	Common Stock			Total
	Number of		Additional	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Gain (Loss)	Equity

Balance, May 31, 2015	4,000,000	$4,000	$-	$14,443	$18,443

Common Shares issued:
For cash on May 3 & 5, 2016	1,000,000	1,000	39,000	-	40,000

Net gain (loss)	-	-	-	(46,061)	(46,061)
Balance, May 31, 2016	5,000,000	$5,000	$39,000	$(31,618)	$12,382

Common Shares issued:
Share issued for cash	-	-	-	-	-

Net gain (loss)	-	-	-	(205,287)	(205,287)
Balance, May 31, 2017	5,000,000	$5,000	$39,000	$(236,905)	$(192,905)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

Nature of Business

HYPGEN INC. (formerly MEGA BRIDGE INC). (the “Company”) is a for profit corporation established under the corporate laws of the State of Nevada on March 26, 2015.

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:

Section 14A (a) and (b) of the Exchange Act, which requires companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

The requirement to provide in any registration statement periodic report or other report to be filed with the Securities and Exchange Commission, certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;

Compliance with new or revised accounting standards until those standards are applicable to private companies;

The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

Any Public Company Accounting Oversight Board ("PCAOB") rules regarding mandatory audit firm rotation, or an expanded auditor report and any other PCAOB rules subsequently adopted, unless the Securities and Exchange Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

The accompanying audited consolidated financial statements of Hypgen Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement on Form S-1 filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Unless the context otherwise requires, all references to “we,” “us,” “our” or the “Company” are to HYPGEN INC.

On January 18th, 2017, Olaf Robak, the Company's President and CEO, executed a stock purchase agreement with First Legacy Management LLC, which acquired 4,000,000 shares of common stock, representing 80% ownership of the Company. First Legacy Management LLC paid $350,000.00 in cash. Simultaneous with this transaction, Mr. Olaf Robak resigned from his official positions as Director, CEO, CFO, President, Treasurer and Secretary of the Company, and on the same day the shareholders of the Corporation voted Mr. Antonio Treminio as Director & CEO.

On March 9, 2017 FINRA notified the Company that request for symbol change was approved. Effective 13 March, 2017 the Company’s common stock began trading under the symbol MGBR.

F-21

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

On June 28, 2017, the Company executed an Asset Assignment Agreement (“Asset Assignment Agreement”) with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings was issued be 60,000,000 shares of the Company’s common stock and 2,000,000 restricted, non-convertible, non-dividend paying shares of the Company’s preferred stock with 1000 to 1 voting rights over shares of the Company’s common stock. In consideration of these share issuances, Holdings LLC has assigned to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 10, 2016, titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Additionally, pursuant to the terms of the Asset Assignment Agreement, upon the Company receiving a minimum of $1,000,000 in equity financing, Holdings shall assign to the Company all of its rights, title and interest to United States Utility Patent Application No USPTO Application No. 15/385,862 filed on December 20, 2016, titled ”COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF STROKE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. The Asset Assignment Agreement grants to Holdings LCC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the even the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assigns.

On August 1, 2017, the Company changed its name to Hypgen Inc. to more accurately reflect the Company’s new strategic direction as it focuses its efforts on developing therapeutic treatment options for Parkinson's disease. Effective with the name change the Company’s trading symbol was changed to HPGN with OTC Markets.

Going Concern

As indicated in the accompanying consolidated financial statements, the Company has incurred net losses of $205,287 and $46,061 for the years ended May 31, 2017 and 2016, respectively. Management’s plans include the raising of capital through related and third parties to fund future operations of ongoing clinical trials and anticipated clinical trials for our current Parkinson's Disease related products. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses, there can be no assurances that the revenues from target projects will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. However, the accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At May 31, 2017 the Company had no cash equivalents.

Property and Equipment and Depreciation

Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

F-22

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company will perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company would recognize an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Our customers pay for their product at the time we are advised by the manufacturer/distributor that the product is ready for shipment or pick-up. The Company recognizes revenue when the pre-paid product has been delivered to, or picked up by, the customer. In the event there is a significant delay between the date the customer pre-pays for the product and the delivery or pick-up of the product, revenue would be deferred until the customer accepts delivery of the product.

Research and Development

The Company expenses research and development costs as incurred. Research and development costs were $0 and $39,847 for the years ended May 31, 2017 and 2016, respectively. The expense in the prior year is reflected in discontinued operations. The Company anticipates substantial expense as it conducts phase II trials and tries to move its product to market along with the development of its other products. The Company will also evaluate products and technologies in the medical products space, with its main focus on Parkinson’s Disease. As the Company continues to develop its products and relationships in these areas resultant expenses for trademark filings, license agreements, product development and design materials will be expensed as research and development. Some costs may be accumulated for subsidiaries prior to formation of entities.

F-23

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases.

Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

ASC 740 “Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company does not meet the more-likely-than-not threshold as of May 31, 2017.

Recent Accounting Pronouncements

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is currently in the process of assessing the impact the adoption of this guidance will have on the Company’s condensed consolidated financial statements.

In June 2014, the FASB issued an Accounting Standards Update No. 2014-10, "Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASU 2014-10")". The objective of ASU 2014-10 is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The Company has elected implementation, as permitted by the standard, for the interim period ending February 28, 2017. All exploration stage language disclosures and amounts have been removed as a result of the adoption of ASU 2014-10.

NOTE 3: CONVERTIBLE NOTES PAYABLE

On January 27, 2017, the Company entered into a one year convertible note with the face value of $100,000 bearing 8% interest. Fund were transmitted to the Company on February 1, 2017 at which time interest started to accrue. The Company can prepay this note in full or in part at any time without penalty. This note becomes convertible at the sole discretion of the note holder if full payment has not been made when the maturity date arrives. The holder of the note shall be entitled to a conversion price equal to seventy percent of the average trading price computed based on the previous 7 trading days prior to notice of conversion. These shares once converted may not be offered, sold, transferred or disposed of in any other way without prior written consent of the Company. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share. Accrued interest at May 31, 2017 was $2,644.

On April 7, 2017, the Company entered into a one year convertible note with the face value of $100,000 bearing 8% interest. The Company can prepay this note in full or in part at any time without penalty. This note becomes convertible at the sole discretion of the note holder if full payment has not been made when the maturity date arrives. The holder of the note shall be entitled to a conversion price equal to seventy percent of the average trading price computed based on the previous 7 trading days prior to notice of conversion. These shares once converted may not be offered, sold, transferred or disposed of in any other way without prior written consent of the Company. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share. Accrued interest at May 31, 2017 was $1,200.

F-24

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 4: STOCKHOLDERS’ EQUITY

The Company has authorized 1,000,000,000 shares of common stock with a par value of $0.001 per share. As of May 31, 2017, the Company had no authorized preferred stock.

On January 26th, 2017, the Company Amended its Articles to increase the Authorized share Capital of the Company from 75,000,000 to 1,000,000,000.

Fiscal year 2016

On May 3 and May 6, 2016, the Company issued a total of 1,000,000 shares of common stock for a purchase price of $0.04 per share to 30 individual investors. The Company received proceeds of $40,000 from the sale of the common stock.

Fiscal year 2017

On January 18, 2017, Olaf Robak, the Company's President and CEO, executed a stock purchase agreement with First Legacy Management LLC, which acquired 4,000,000 shares of common stock, representing 80% ownership of the Company. First Legacy Management LLC paid $350,000 in cash. Simultaneous with this transaction, Mr. Olaf Robak resigned from his official positions as Director, CEO, CFO, President, Treasurer and Secretary of the Company, and on the same day the shareholders of the Corporation voted Mr. Antonio Treminio as Director & CEO.

As of May 31, 2017 there were no outstanding stock options or warrants.

NOTE 5: DISCONTINUED OPERATIONS

The office chair products segment was officially discontinued as of June 28, 2017.

HYPEGEN INC.
(FORMERLY MEGA BRIDGE INC.)
STATEMENTS OF DISCONTINUED OPERATIONS

	For the Years ended May 31,
	2017	2016
Discontinued Operations:
Revenue	$73,171	$132,821
Cost of Goods Sold:
Product Purchases	53,197	125,434

Gross Profit	19,974	7,387

Operating Expenses:
General and administrative	3,000	924
Product development	-	39,847
Depreciation	910	986
Total operating expense	3,910	41,757

Net Income (Loss) from discontinued operations	16,064	(34,370)

Balance sheets from discontinued operations for the years ended May 31:

	2017	2016

Assets of discontinued operations	$11,757	$12,667

Liabilities of discontinued operations	-	-

F-25

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 5: DISCONTINUED OPERATIONS (CONTINUED)

For the years ended May 31, 2017 and 2016 the Company’s assets were comprised of a building located at 5 Garbary, Gdansk, Poland 80327. The building was recorded at an original cost of $13,653 and was being depreciated in operations with accumulated depreciation of $1,896 and $986 for the years ended May 31, 2017 and 2016.

NOTE 6: INCOME TAXES

The Company uses the liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for the reporting period presented.

The Company did not record any income tax accrual for the period from inception to May 31, 2017. We expect to incur significant expenses in future periods which will offset any future net income.

In the future the Company will record income tax accruals at the following rates:

Federal	34%
State	-%
34%

NOTE 7: RELATED PARTY TRANACTIONS

The director of the Company made the initial $100 deposit to on the bank account. In September 2015 the director paid audit fees on behalf of the company in the amount of $650. These amounts, totaling $750, are being carried as a Related Party Loan which bears no interest and is payable on demand. The related party loan was forgiven effective January 18, 2017 under terms of change in control (SEE NOTE 1).

On January 27, 2017, the Company entered into a twelve-month convertible promissory note with a related party. The note has a face value of $100,000 and bears an annual interest rate of 8%. The Company may prepay this note in whole or in part at any time upon its sole discretion. Upon maturity, if full payment has not been made by the Company to the holder, at the exclusive option of holder, common shares of the Company, issuable from Treasury shall be issued to it. Applicable conversion shall be at a 30% discount to the then trading market average of the last 7 (seven) trading days. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share.

On April 7, 2017, the Company entered into a twelve-month convertible promissory note with a related party. The note has a face value of $100,000 and bears an annual interest rate of 8%. The Company may prepay this note in whole or in part at any time upon its sole discretion. Upon maturity, if full payment has not been made by the Company to the holder, at the exclusive option of holder, common shares of the Company, issuable from Treasury shall be issued to it. Applicable conversion shall be at a 30% discount to the then trading market average of the last 7 (seven) trading days. On June 28, 2017, the Company executed an amendment to this note. The amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share.

F-26

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 8: SUBSEQUENT EVENTS

Stock issuances

Subsequent to May 31, 2017, the Company issued additional shares of common stock as follows: (i) 90,000,000 shares in connection with an asset assignment agreement; (ii) 800,000 shares to retire convertible debt and; (iii) 40,000,000 shares to consultants.

Subsequent to May 31, 2017, the Company issued 2,000,000 preferred shares beneficially owned by Richard L. Chang, director representing 100% of the issued and outstanding preferred stock.

On July 26, 2017, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada. The Certificate of Amendment amends Article III of the Company’s Articles of Incorporation to authorize the issuance of up to two million (2,000,000) shares of Preferred Stock, par value $0.001 per share, which have the right to cast one thousand (1,000) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock, including the election of directors, and all other matters required by law.

Corporate

On June 28, 2017, the Company executed an Asset Assignment Agreement (“Asset Assignment Agreement”) with Richard L. Chang Holding’s LLC (“Holdings LLC”), pursuant to which Holdings was issued be 60,000,000 shares of the Company’s common stock and 2,000,000 restricted, non-convertible, non-dividend paying shares of the Company’s preferred stock with 1000 to 1 voting rights over shares of the Company’s common stock. In consideration of these share issuances, Holdings LLC has assigned to the Company all of its rights, title and interest in United States Utility Patent Application No. 62/420,177 filed on November 10, 2016, titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF PARKINSON’S DISEASE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. Additionally, pursuant to the terms of the Asset Assignment Agreement, upon the Company receiving a minimum of $1,000,000 in equity financing, Holdings shall assign to the Company all of its rights, title and interest to United States Utility Patent Application No USPTO Application No. 15/385,862 filed on December 20, 2016, titled ”COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF STROKE” and all related intellectual property, inventions and trade secrets, data, and clinical study results. The Asset Assignment Agreement grants to Holdings LCC the right to require the Company to assign back to Holdings LLC the Patent Application and all related intellectual property in the even the Company does not raise a minimum of $1,000,000 in equity financing by June 28, 2018. In the event that Holdings LLC exercises this right of reversion, the 2,000,000 shares of Preferred Stock issued to Holdings LLC shall be assigned to Apica Investments Limited or its assigns.

On June 28, 2017, the Company discontinued operations of its office products sales and distribution segment.

On June 28, 2017, the Company executed an Amendment to Promissory Notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC in the aggregate principal amount of $200,000. The Amendment provides that the total outstanding amounts under the promissory notes shall convert into shares of Company common stock at the conversion price of $.25 per share.

On June 28, 2017, the Company executed a Promissory Convertible Note with Bakken Development LLC in the principal amount of $400,000. The convertible note accrues interest at the rate of 10% per annum; is due and payable on or before June 28, 2019; may be converted at any time by the holder into shares of Company common stock at a conversion price of $.50 per share; and automatically converts into share of Company common stock at a conversion price of $.50 per share upon the Company’s completion of a financing in the minimum amount of $5,000,000.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Apica Investments Limited pursuant to which the Company agreed to issue 15,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; monthly fees to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000.

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Brighton Capital Ltd. pursuant to which the Company agreed to issue 6,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; a $50,000 payment upon execution of the agreement; monthly fees to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000.

F-27

HYPGEN INC.

(FORMERLY MEGA BRIDGE INC.)

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 8: SUBSEQUENT EVENTS (CONTINUED)

On June 28, 2017, the Company entered into a Consulting Agreement for services to be provided by Rafferty Finance S.A. pursuant to which the Company agreed to issue 5,000,000 shares of Company common stock; a Common Stock Purchase Warrant to purchase up to 10,000,000 shares of Company common stock at an exercise price of $.25 per share at any time before the 5 year anniversary of the warrant; a $50,000 payment upon execution of the agreement; monthly fees to commence upon the Company’s completion of a financing in the minimum amount of $1,000,000. Common shares under this contract were issued on July 19, 2017 and cash payment was made on June 30, 2017.

Mr. Treminio, the former Chief Executive Officer is an employee of Rafferty Finance S.A. “(Rafferty”). Under the Company’s consulting agreement with Rafferty, dated June 28, 2017. Mr. Treminio is required to secure additional capital, to preserve the rights of the patent under the Asset Assignment Agreement. Mr. Treminio shall, among other things, oversee, direct and manage all aspects investor & public or media relations, corporate finance as well as strategic planning, subordinate leadership, and operations of the Company. Mr. Treminio shall report directly to the Company’s CEO and /or Board of Directors (the “Board”). Effective with Mr. Treminio’s resignation, he shall not have any authority to execute and agreements or expend or access any Company funds or accounts without approval of the Chief Executive Officer.

On July 8, 2017, the Company entered into an Employment Agreement for a two-year term with Dr. McCoy Moretz, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, and a director. Dr. McCoy was also granted 8,000,000 shares of Company common stock and a warrant to purchase up to 10,000,000 shares of Company common stock. The stock was issued on July 19, 2017.

On July 8, 2017, the Company entered into a Consulting Agreement for a two-year term with Richard L. Chang Holdings LLC (“Holdings LLC”), a company owned and controlled by Richard Chang, who is a director of the Company. Holdings LLC is also an affiliate of the Company by virtue of its ownership of more than 10% of the outstanding shares of Company common stock and all of the shares of preferred stock. This consulting agreement provides for Holdings LLC to assist the Company with clinical operations, managing the Company’s patents and intellectual property, and assist the Company in technical matters in manufacturing the drug and research and development. As compensation for its services, the Company agrees to pay Holdings LLC a base fee of $2,500 per month.

On July 11, 2017, the Board of Directors of the Company appointed Dr. Moretz as the Chief Financial Officer of the Company.

On July 11, 2017, the Company entered into a Support and Collaboration Agreement with Rich Pharmaceuticals, Inc., a Nevada corporation, to support the Company’s development of treatments for Parkinson’s Disease. Under the terms of the agreement, Rich will provide data, raw materials and advisory support to the Company to assist the Company with its development of treatments for Parkinson’s disease and the associated regulatory approval process. In exchange, the Company agreed to pay Rich $100,000 and issue Rich 15,000,000 shares of Company common stock which were issued on July 28, 2017. Cash under this contract was paid on 13 July 2017.

On July 18, 2017, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, HypGen Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “HypGen Inc” and our Articles of Incorporation have been amended to reflect this name change.

On August 1, 2017, the Company changed its name to Hypgen Inc. to more accurately reflect the Company’s new strategic direction as it focuses its efforts on developing therapeutic treatment options for Parkinson's disease. Effective with the name change the Company’s trading symbol was changed to HPGN with OTC Markets.

On August 11, 2017, the Company issued 800,000 common shares to retire convertible promissory notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC in the aggregate principal amount of $200,000. As amended, the promissory notes convert into shares of Company common stock at the conversion price of $.25 per share.

F-28

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$871.50
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$5,000
Legal fees and expense	$15,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$21,371.50

All amounts are estimates other than the Commission’s registration fee and Legal fees and expenses. The Company is responsible for paying these fees.

Item. 14 Indemnification of Directors And Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
(c)	To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

39

Item. 15 Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act:

On August 11, 2017, the Company issued 800,000 common shares to retire convertible promissory notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC in the aggregate principal amount of $200,000. As amended, the promissory notes convert into shares of Company common stock at the conversion price of $.25 per share. The above described issuance of shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuance of shares was pursuant to a convertible note payable which was negotiated directly between the investor and the Company.

During the three months ended August 31, 2017, the Company issued 2,000,000 preferred shares, 75,000,000 common shares in exchange for rights to certain intellectual property pursuant to an Asset Assignment Agreement. The total investment was valued at $177,000. The issuances of shares were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuances of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients of the shares both of which are an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuances of shares was pursuant to agreements which were negotiated directly between the recipients and the Company.

During the three months ended August 31, 2017, the Company issued 50,000,000 stock warrants with a cashless exercise provision and 44,725,000 common shares to consultants under consulting agreements. The issuances of securities were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuances of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were a limited number of recipients of the shares all of which are accredited investors; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuances of shares was pursuant to agreements which were negotiated directly between the recipients and the Company.

During the three months ended August 31, 2017, the Company issued 10,000,000 stock warrants with a cashless exercise provision and 10,275,000 common shares to employees. The issuances of securities were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuances of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were a limited number of recipients of the shares all of which are accredited investors; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuances of shares was pursuant to agreements which were negotiated directly between the recipients and the Company.

Item 16 Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.1.1	Certificate of Amendment (2)
3.1.2	Certificate of Amendment (2)
3.1.3	Articles of Merger, dated July 18, 2017 (3)
3.1.4	Certificate of Amendment, dated July 26, 2017 (3)
3.2	Bylaws (1)
5.1	Opinion of The Doney Firm
10.2	Asset Assignment Agreement (4)
10.3	Amendment dated June 28, 2017 to Promissory Notes dated January 27, 2017 and April 7, 2017 with Bakken Development LLC (4)
10.4	Promissory Convertible Noted dated June 28, 2017 with Bakken Development LLC in the principal amount of $400,000 (4)
10.5	Consulting Agreement dated June 28, 2017 with Apica Investments Limited (4)
10.6	Common Stock Purchase Warrant dated June 28, 2017 with Apica Investments Limited (4)
10.7	Consulting Agreement dated June 28, 2017 with Brighton Capital, Ltd. (4)
10.8	Common Stock Purchase Warrant dated June 28. 2017 with Brighton Capital, Ltd. (4)
10.9	Consulting Agreement dated June 28, 2017 with Rafferty Finance S.A. (4)
10.10	Common Stock Purchase Warrant dated June 28, 2017 with Rafferty Finance S.A. (4)
10.11	Common Stock Purchase Warrant dated June 28, 2017 with Dr. McCoy Moretz (4)
10.12	Common Stock Purchase Warrant dated June 28, 2017 with Imagic, LLC (4)
10.13	Common Stock Purchase Warrant dated June 28, 2017 with SD Law Group APC (4)
10.14	Resignation of Antonio Treminio (4)
10.16	Employment Agreement dated July 8, 2017 with Dr. McCoy Moretz (5)
10.17	Consulting Agreement dated July 8, 2017 with Richard L. Chang Holdings LLC (5)
10.18	Support and Collaboration Agreement dated July 11, 2017 with Rich Pharmaceuticals, Inc. (5)
10.19	Equity Purchase Agreement dated November 13, 2017 with GHS Investments, LLC (6)
10.20	Registration Rights Agreement dated November 13, 2017 with GHS Investments, LLC (6)
10.21	$15,000 Commitment Fee Note dated November 13, 2017 with GHS Investments, LLC (6)
14.1	Code of Ethics
23.1	Consent of Bharat Parikh & Associates
23.2	Consent of The Doney Firm (filed as Exhibit 5.1)
101	XBRL

(1)	Incorporated by reference to the Company’s Form S-1, as amended, filed with the SEC on October 13, 2015.
(2)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on January 31, 2017
(3)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 1, 2017
(4)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 10, 2017
(5)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 12, 2017
(6)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on November 16, 2017

40

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)	For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

41

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Century City, California on December 7, 2017.

HYPGEN INC

By:	/s/ McCoy Moretz
McCoy Moretz
Chief Executive Officer, Chief Financial Officer and Chairman of the Board
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ McCoy Moretz	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	December 7, 2017
McCoy Moretz	(Principal Executive Officer and Principal Financial and Accounting Officer)

s/ Richard L. Chang	Director	December 7, 2017
Richard L. Chang

42